Exhibit 99.(13)(h)

EXECUTION VERSION

CUSIP NOS.: 00300TAE3

00300TAF0

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of April 7, 2017

among

ABERDEEN ASIA-PACIFIC INCOME FUND, INC.,

THE LENDERS PARTY HERETO,

and

BANK OF AMERICA, N.A.,

as Administrative Agent

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
as Sole Lead Arranger and Sole Book Manager

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- ii -

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SCHEDULES:

Schedule 1	List of Lenders and Commitments
Schedule 2	Additional Investment Restrictions
Schedule 3	Existing Asset-backed Securities
Schedule 4	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS:

Exhibit A-1	Form of Assignment and Assumption
Exhibit A-2	Form of Administrative Questionnaire
Exhibit B	Form of Note
Exhibit C-1	Form of Opinion of Special New York Counsel to the Borrower
Exhibit C-1	Form of Opinion of Special Maryland Counsel to the Borrower
Exhibit D	Form of Borrowing Request
Exhibit E	Form of Closing Certificate
Exhibit F	Form of Federal Reserve Form FR U-1
Exhibit G	Form of Compliance Certificate
Exhibit H	Reserved
Exhibit I	Reserved
Exhibit J	Forms of U.S. Tax Compliance Certificates

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AMENDED AND RESTATED CREDIT AGREEMENT (as further amended, restated, supplemented or otherwise modified from time to time, “Credit Agreement”), dated as of April 7, 2017, among Aberdeen Asia-Pacific Income Fund, Inc., a Maryland corporation (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and each individually, a “Lender”), and Bank of America, N.A., as Administrative Agent.

WHEREAS, the Borrower, certain of the Lenders, the Administrative Agent and certain other parties are party to that certain Credit Agreement, dated as of April 10, 2013 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the effectiveness hereof, the “Existing Credit Agreement”) pursuant to which the Lenders party thereto agreed to provide a revolving credit facility to the Borrower; and

WHEREAS, the Borrower has requested to amend and restate the Existing Credit Agreement, and the Lenders and the Administrative Agent are willing to amend and restate the Existing Credit Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, the Borrower, the Lenders and the Administrative Agent agree that on and as of the Effective Date (as hereinafter defined) the Existing Credit Agreement is hereby amended and restated in its entirety, and shall remain in full force and effect only as expressly set forth herein.

ARTICLE 1

DEFINITIONS

Section 1.1      Defined Terms

As used in this Credit Agreement, the following terms have the meanings specified below:

“ABR Loan” means a Loan (or any portion thereof) bearing interest based on the Alternate Base Rate.

“Additional Investment Restrictions” means the existing Borrower investment restrictions a copy of which is attached hereto as Schedule 2, as the same may be amended, supplemented or otherwise modified by the Borrower (subject to Section 7.5) upon not fewer than five (5) Business Days prior written notice to the Administrative Agent and the Lenders.

“Adjusted Asset Coverage” means, with respect to the Borrower as of any date, the ratio on such date of (i) Adjusted Total Net Assets attributable to the Borrower to (ii) Adjusted Senior Debt of the Borrower.

“Adjusted Senior Debt” means, with respect to the Borrower as of any date, the sum of each of the following (without duplication) on such date: (a) Senior Debt of the Borrower plus (b) the net liabilities (excluding Ordinary Liabilities), if any, of the Borrower under all Hedging Agreements (determined based on the related Swap Termination Values as of such date), plus (c) all Secured Liabilities of the Borrower, plus (d) all Segregated Liabilities of the Borrower.

“Adjusted Total Net Assets” means, with respect to the Borrower as of any date, an amount equal to the following on such date: (a) Total Net Assets of the Borrower minus (b) the value of all Excluded Assets of the Borrower, minus (c) the Ineligible Asset Value, minus (d) the excess, if any, of (i) the value of all of the Borrower’s assets that are subject to a Lien (other than Liens referred to in Section 7.2(b), (c), (d), (f), (g) and (h)), or that are otherwise segregated, or that are on deposit to satisfy margin requirements, over (ii) the sum of all Secured Liabilities and all Segregated Liabilities of the Borrower.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Credit Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 4, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit A-2 or any other form approved by the Administrative Agent.

“Affiliate” means an affiliated person, as defined in Section 2(a)(3) of the ICA.

“Agent Parties” has the meaning set forth in Section 10.1.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Alternate Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Effective Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the LIBO Rate plus 2.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. Notwithstanding the foregoing provisions of this definition, if the Alternate Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Credit Agreement.

“AML Laws” has the meaning set forth in Section 4.15.

“Anti-Corruption Laws” has the meaning set forth in Section 4.15.

“Anti-Terrorism Order” means Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001.

“Applicable Accounting Principles” means, with respect to the Borrower, those accounting principles required by the ICA and prescribed by the SEC for the Borrower and, to the extent not so required or prescribed, GAAP.

“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time, subject to adjustment as provided in Section 2.8. If the commitment of each Lender to make Loans have been terminated pursuant to Section 8.2 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 1 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means, with respect to each (a) ABR Loan, the Alternate Base Rate, and (b) LIBOR Loan, the LIBO Rate plus 1.025%.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation's or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Credit Agreement), in its capacity as sole lead arranger and sole book manager.

“Asset-backed Security” means a type of bond or note that is based on one or more pools of assets, or collateralized by the cash flows from one or more pools of underlying assets, and includes collateralized bond obligations, collateralized loan obligations and collateralized mortgage obligations.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.4), and accepted by the Administrative Agent, in substantially the form of Exhibit A-1 or any other form (including electronic documentation generated by MarkitClear or other electronic platform) approved by the Administrative Agent.

“Australian Mortgage-backed Security” means an Asset-backed Security that (a) is based solely on one or more pools of “prime” mortgage loans secured solely by real property located in Australia, or collateralized solely by the cash flows from one or more pools of underlying “prime” mortgage loans secured solely by real property located in Australia, and includes collateralized mortgage obligations (provided that all of the underlying real property is located in Australia), (b) is rated at least AAA by S&P (or the equivalent rating of another independent rating agency (other than Moody’s) if not so rated by S&P) and at least Aaa by Moody’s (or the equivalent rating of another independent rating agency (other than S&P) if not so rated by Moody’s), and (c) is issued by an issuer domiciled in Australia.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank of America” means Bank of America, N.A. and its successors.

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA that is subject to ERISA and which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of an ERISA Group.

“Blocked Person” means (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC (an “OFAC Listed Person”), (ii) an agent, department, or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program, or (iii) a Person otherwise blocked pursuant to United States economic sanctions, including but not limited to, the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Comprehensive Iran Sanctions, Accountability and Divestment Act (“CISADA”) or any similar law or regulation with respect to Iran or any other country, the Sudan Accountability and Divestment Act, any OFAC Sanctions Program, or any economic sanctions regulations administered and enforced by the United States or any enabling legislation or executive order relating to any of the foregoing (collectively, “U.S. Economic Sanctions”).

“Board” means the Borrower’s board of directors or board of trustees, as applicable.

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.1.

“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type and, in the case of LIBOR Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.1.

“Borrowing Asset Value” means, at any time, the sum of (a) Net Asset Value plus (b) the Loan Balance.

“Borrowing Request” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of LIBOR Loans, pursuant to Section 2.2(a), which shall be substantially in the form of Exhibit D or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any LIBOR Loan, means any such day that is also a London Banking Day.

“Change in Law” means the occurrence, after the date of this Credit Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority (including the compliance by any Credit Party (or, for purposes of Section 3.3(b), by any Lending Office of any Credit Party or by such Credit Party’s holding company) with any such request, rule guideline or directive); provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“CISADA” has the meaning assigned to such term in the definition of “Blocked Person”.

“Code” means the Internal Revenue Code of 1986.

“Collateral” has the meaning set forth in the Security Agreement.

“Collateral Agent” means Bank of America in its capacity as collateral agent for the Secured Parties (as defined in the Intercreditor Agreement) and any successor Collateral Agent appointed pursuant to the terms of the Intercreditor Agreement.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans hereunder in an aggregate amount not exceeding at any one time outstanding the amount set forth adjacent to its name on Schedule 1, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as such commitment may be reduced from time to time pursuant to Section 2.3 or pursuant to an Assignment and Assumption. The initial aggregate amount of the Commitments of the Lenders on the Effective Date is $100,000,000.

“Commitment Fee Rate” means 0.15% per annum.

“Commitment Termination Date” means the earlier to occur of (a) the Scheduled Commitment Termination Date, or (b) such earlier date on which the Lenders’ obligations to make Loans shall have otherwise terminated or been terminated.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Control Agreement” means that certain Amended and Restated Control Agreement, dated as of June 12, 2013, among the Borrower, the Collateral Agent and the Custodian, as the same may be further amended, restated, supplemented or otherwise modified from time to time in accordance with the terms of this Credit Agreement and the other Credit Documents.

“Controlled Entity” means any of the Subsidiaries of the Borrower and any of their or the Borrower’s respective Controlled Affiliates. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise .

“Credit Agreement” has the meaning set forth in the introductory paragraph hereto.

“Credit Documents” means this Credit Agreement, the Security Documents, the Notes, the Fee Letter and the Intercreditor Agreement.

“Credit Linked Note” means a note in which the principal or interest payments are increased or decreased based on the total return on a notional value of a reference asset or the occurrence of a credit event of a reference entity.

“Credit Parties” means, collectively, the Administrative Agent and the Lenders.

“Custodian” means State Street Bank and Trust Company, in its capacity as custodian under the Custody Agreement.

“Custody Agreement” means the Custodian Contract, dated as of April 11, 1986, and amended as of July 18, 1986, November 26, 1986, December 4, 1998, July 8, 2005, February 26, 2010 and June 1, 2015, by and between the Borrower and State Street Bank and Trust Company, in its capacity as custodian thereunder, as the same may be further amended, restated, supplemented or otherwise modified from time to time.

“Debt Issuance” means the issuance or borrowing by the Borrower of Permitted Additional Debt.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means, subject to Section 2.8(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.8(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower and each other Lender promptly following such determination.

“Derivative” means (i) any rate, basis, commodity, currency, debt or equity swap, (ii) any put, cap, collar or floor agreement, (iii) any rate, basis, commodity, currency, debt or equity futures or forward agreement, (iv) any rate, basis, commodity, currency, debt or equity option representing an obligation to buy or sell a security, commodity, currency, debt or equity, (v) any financial instrument whose value is derived from the value of something else, or (vi) any contract under which the parties agree to payments between or among them based upon the value of an underlying asset or other data at a particular point in time.

“Derivative Agreement” means an agreement between the Borrower and one or more counterparties with respect to a Derivative.

“Dollar” and “$” mean lawful money of the United States.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” has the meaning set forth in Section 5.1.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.4(b)(iii), and (v) (subject to such consents, if any, as may be required under Section 10.4(b)(iii)).

“Eligible Credit Linked Note” means a Credit Linked Note (a) the issuer in respect of which has a minimum senior unsecured unenhanced long term debt rating of at least A- by S&P (or the equivalent rating of another independent rating agency (other than Moody’s) if not so rated by S&P) and at least A3 by Moody’s (or the equivalent rating of another independent rating agency (other than S&P) if not so rated by Moody’s), (b) acquired or maintained by the Borrower solely for the purpose of gaining exposure to foreign government securities, and (c) to the extent that the value thereof, when aggregated with the value of all other Investments by the Borrower in Credit Linked Notes would not exceed 5% of Total Net Assets.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Equity Issuance” means, any issuance by the Borrower to any Person of its preferred Equity Interests, other than (a) any issuance of its Equity Interests pursuant to the exercise of options or warrants, (b) any issuance of its Equity Interests pursuant to the conversion of any debt securities to equity or the conversion of any class of equity securities to any other class of equity securities and (c) any issuance of options or warrants relating to its Equity Interests. The term “Equity Issuance” shall not be deemed to include any Debt Issuance.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

“ERISA Group” means, with respect to the Borrower, the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

“Event of Default” has the meaning assigned to such term in Section 8.1.

“Excluded Assets” means, with respect to the Borrower, (i) all equipment, if any, (ii) all securities held that are in default (except to the extent that the Borrower is required or permitted to attribute a value thereto pursuant to the ICA, the rules thereunder and Applicable Accounting Principles) or determined to be worthless pursuant to any applicable policy of the Borrower, and (iii) all deferred organizational and offering expenses.

“Excluded Collateral” has the meaning set forth in the Security Agreement.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 10.20) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.4(a)(ii), (a)(iii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.4(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Exempt Issuer” means (a) any state or province of (i) the United States of America, (ii) Canada, or (iii) the Commonwealth of Australia, or (b) any national government.

“Existing Credit Agreement” has the meaning set forth in the recitals to this Credit Agreement.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Credit Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471 (b) (1) of the Code.

“FCPA” means the United States Foreign Corrupt Practices Act of 1977, as amended.

“Federal Funds Effective Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (i) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent. Notwithstanding the foregoing provisions of this definition, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed zero for purposes of this Credit Agreement.

“Federal Reserve Form” means a Form FR U-1 duly completed by each Lender and executed by the Borrower, the statements made in which shall, in the reasonable opinion of the Administrative Agent, permit the transactions contemplated hereby in compliance with Regulation U, together with all instruments, certificates and other documents executed or delivered in connection therewith or attached thereto.

“Fee Letter” means the letter agreement, dated March 7, 2017, among the Borrower, the Administrative Agent and the Arranger , as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Fundamental Policies” means, collectively, (i) the policies and objectives for, and limits and restrictions on, investing by the Borrower set forth in the Registration Statement as in effect on the Effective Date and which may be changed only by a vote of a majority of the Borrower’s outstanding voting securities (as defined in Section 2(a)(42) of the ICA), and (ii) all policies limiting the incurrence of Indebtedness by the Borrower set forth in the Registration Statement as in effect on the Effective Date.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America or any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, arbitrator, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Governmental Issuer” means a nation, a governmental agency of a nation the obligations of which are backed by the full faith and credit of such nation, or a supranational organization to which one or more nations belong.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation, provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guaranteed” has a meaning correlative thereto.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement, credit default swap, Credit Linked Note or other interest or currency exchange rate or commodity price hedging arrangement.

“ICA” means the Investment Company Act of 1940.

“Illiquid Investment” means, as of any date, any Investment that has any material condition to or restriction on the ability of the Borrower, the Lenders or any assignee of either thereof to sell, assign, transfer, pledge, hypothecate or otherwise encumber or liquidate the same in a commercially reasonable time and manner (other than customary securities law arrangements or restrictions), whether or not such condition or restriction is intrinsic to such Investment, provided that any condition or restriction that could reasonably be expected to (a) prohibit or delay any such sale, assignment, transfer, pledge, hypothecation, encumbrancing or liquidation for more than seven (7) Business Days, or (b) require any payment (other than a nominal amount) in connection therewith, shall be deemed to be such a material condition or restriction within the meaning of this defined term.

“Impacted Loans” has the meaning assigned to such term in Section 3.5.

“Indebtedness” of any Person means, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by or otherwise in respect of bonds, debentures, notes or similar instruments, (iii) all obligations of such Person upon which interest charges are customarily paid, (iv) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (v) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (vi) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (vii) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (viii) all obligations, contingent or otherwise, of such Person in respect of bankers acceptances, (ix) all net payment obligations, contingent or otherwise, of such Person under Hedging Agreements, and (x) all Guarantees by such Person of any of the foregoing. The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 10.3(b).

“Ineligible Asset Value” means, as of any date and with respect to each of the following Investments (other than Excluded Assets) of the Borrower (to the extent included in the calculation of Total Net Assets), the sum (without duplication) of:

(a)       the aggregate value of all Illiquid Investments and Level 3 Assets (as reflected on the most recent financial statements of the Borrower delivered pursuant to Section 6.1 hereof) of the Borrower in excess of 10% of Total Net Assets;

(b)       the aggregate value of all Asset-backed Securities of the Borrower in excess of 10% of Total Net Assets;

(c)       the aggregate value of all Australian Mortgage-backed Securities of the Borrower in excess of 5% of Total Net Assets;

(d)       the aggregate value of all Investments of the Borrower in Asset-backed Securities other than Asset-backed Securities rated at least AAA by S&P (or the equivalent rating of another independent rating agency (other than Moody’s) if not so rated by S&P) and at least Aaa by Moody’s (or the equivalent rating of another independent rating agency (other than S&P) if not so rated by Moody’s);

(e)       the aggregate value of all Investments of the Borrower issued by any issuer (other than an Exempt Issuer) in excess of 5% of Total Net Assets;

(f)       the aggregate value of all Investments of the Borrower issued by one or more issuers formed or otherwise domiciled in any single nation (other than the United States of America, Canada or the Commonwealth of Australia) in excess of (i) in the case of New Zealand, 35% of Total Net Assets, (ii) in the case of South Korea, 30% of Total Net Assets, or (iii) in the case of any other nation, 15% of Total Net Assets;

(g)       the aggregate value of all Investments of the Borrower in any single industry (excluding, to the extent included therein, Investments issued by Governmental Issuers) in excess of 25% of Total Net Assets;

(h)       the aggregate value of all Investments of the Borrower in any Credit Linked Note other than an Eligible Credit Linked Note;

(i)       the aggregate value of all Investments of the Borrower in all Eligible Credit Linked Notes in excess of 5% of Total Net Assets; and

(j)       the aggregate value of all Investments of the Borrower denominated in the South Korean Won in excess of 25% of Total Net Assets.

“Institutional Note Agreement” means each of (a) the Note Purchase Agreement, dated as of June 12, 2013, among the Borrower and the related Institutional Noteholders as holders of the Institutional Notes issued thereunder, as the same may be amended, restated, supplemented or otherwise modified from time to time and (b) the Note Purchase Agreement, dated as of February 8, 2017, among the Borrower and the related Institutional Noteholders as holders of the Institutional Notes issued thereunder, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Institutional Noteholders” means the holders of the Institutional Notes.

“Institutional Notes” means, collectively, (a) the 3.05% Series A Senior Secured Notes, due June 12, 2020, issued on June 12, 2013 in the aggregate principal amount of $100,000,000, (b) the 3.69% Series B Senior Secured Notes, due June 12, 2023, issued on June 12, 2013, in the aggregate principal amount of $100,000,000 and (c) the 3.87% Series C Senior Secured Notes, due February 8, 2032, issued on February 8, 2017 in the aggregate principal amount of $50,000,000, in each instance, issued by the Borrower under and in accordance with the related Institutional Note Agreement.

“Institutional Note Obligations” means the “Senior Note Obligations” (as defined in the Intercreditor Agreement), which rank pari passu in respect of payment and security with the Loans and other Secured Obligations, pursuant to the terms of the Intercreditor Agreement.

“Intercreditor Agreement” that certain Intercreditor Agreement, dated as of June 12, 2013, among the Borrower, the Collateral Agent, the Term Loan Agent, the Administrative Agent, the Institutional Noteholders from time to time party thereto, and the holders of any other Permitted Additional Debt (or an agent acting on behalf of such holders) from time to time party thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms of this Credit Agreement and the other Credit Documents.

“Interest Payment Date” means, (a) as to any Loan other than an ABR Loan, the last day of each Interest Period applicable to such Loan and the Commitment Termination Date; provided, however, that if any Interest Period for a LIBOR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any ABR Loan, the last Business Day of each month and the Commitment Termination Date.

“Interest Period” means as to each LIBOR Loan, the period commencing on the date such LIBOR Loan is disbursed or converted to or continued as a LIBOR Loan and ending on the date one, two, three or six months thereafter (in each case, subject to availability), as selected by the Borrower in its Borrowing Request, or such other period that is twelve months or less (including, during the 30 day period immediately preceding the Scheduled Commitment Termination Date, one week, but excluding two weeks) requested by the Borrower and consented to by all the Lenders; provided that:

(i)       any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a LIBOR Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii)       any Interest Period pertaining to a LIBOR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii)       no Interest Period shall extend beyond the Scheduled Commitment Termination Date.

“Investment” means, with respect to any Person, any direct or indirect portfolio investment by such Person in, or portfolio exposure (including through Derivatives) of such Person to (a) currencies, commodities, loans or securities, or any indexes on currencies, commodities, loans, securities, interest rates, or indexes, (b) any Derivative, or (c) any other medium for investment.

“Investment Advisor” means, with respect to the Borrower, the investment adviser therefor.

“Investment Manager” means, with respect to the Borrower, the investment manager therefor.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” has the meaning specified in the introductory paragraph hereto.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.

“Level 3 Asset” means, at any time, any Investment of the Borrower (a) for which there are no Level 1 Inputs or Level 2 Inputs (in each case within the meaning of Topic ASC 820), or (b) the value of which is determined by reference to Level 3 Inputs (within the meaning of Topic ASC 820).

“LIBO Rate” means:

(a)      for any Interest Period with respect to a LIBOR Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period;

(b)      for any interest calculation with respect to an ABR Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two Business Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day; and

(c)      if the LIBO Rate shall be less than zero, such rate shall be deemed zero for purposes of this Credit Agreement;

provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

“LIBOR” has the meaning assigned to such term in the definition of LIBO Rate.

“LIBOR Loan” means a Loan (or any portion thereof) bearing interest based on clause (a) of the definition of “LIBO Rate”.

“Lien” means, with respect to (i) any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset, and (ii) any securities, any purchase option, call or similar right of a third party.

“Loan” means a loan made pursuant to Section 2.1.

“Loan Balance” means, on any date of determination, an amount equal to the aggregate outstanding principal balance of the Loans.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means a material adverse effect on (a) the property, assets, income or financial condition of the Borrower (other than a fluctuation in the value of the Borrower’s portfolio securities), (b) the ability of the Borrower to perform any of its monetary or other material obligations under any Credit Document, or (c) the rights of, or benefits available to, the Credit Parties under any Credit Document.

“Material Indebtedness” means Indebtedness (other than Indebtedness under the Credit Documents) in an aggregate principal amount exceeding the Threshold Amount. For purposes of Sections 8.1(f) and 8.1(g), the term “Material Indebtedness” shall also include any Indebtedness in respect of the Institutional Notes or the Term Loan Credit Agreement, in each case, regardless of the principal amount outstanding thereunder.

“Maximum Borrowing Value” means, at any time with respect to the Borrower’s assets constituting (i) Margin Stock, the “current market value” (within the meaning of Regulation U) thereof at such time, and (ii) Non-Margin Assets, the “good faith loan value” (within the meaning of Regulation U) thereof at such time.

“Maximum Permitted Borrowing” means, at any date of determination, an amount equal to the least of (i) the maximum amount of Senior Debt that the Borrower would be permitted to incur under its Fundamental Policies on such date, (ii) the maximum amount of Senior Debt that the Borrower would be permitted to incur on such date under the ICA, (iii) the sum on such date of (A) 50% of the Maximum Borrowing Value of the Borrower’s Margin Stock (excluding any such Margin Stock that is subject to any Lien (other than a Lien referred to in Section 7.2(b), (c), (d), (f), (g) or (h)), that is segregated or that is on deposit to satisfy margin requirements) as of such date plus (B) the Maximum Borrowing Value of the Borrower’s Non-Margin Assets (excluding any such Non-Margin Assets that are subject to any Lien (other than a Lien referred to in Section 7.2(b), (c), (d), (f), (g) or (h)), that are segregated or that are on deposit to satisfy margin requirements) as of such date, and (iv) 33.0% of (A) in connection with any Loan, the Pro-forma Borrowing Asset Value, or (B) in all other cases, the Borrowing Asset Value of the Borrower as of the immediately preceding Business Day.

“Measurement Date” means, the date of the most recent audited financial statements of the Borrower which were delivered to the Credit Parties prior to the date of this Credit Agreement.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA that is subject to ERISA and to which any member of an ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of such ERISA Group during such five year period.

“Net Asset Value” means, at any time of determination, an amount equal to Adjusted Total Net Assets minus Adjusted Senior Debt.

“Net Cash Proceeds” means the aggregate cash or cash equivalents proceeds received by the Borrower in respect of any Equity Issuance or Debt Issuance, net of fees, underwriting discounts and reasonable out-of-pocket costs and expenses paid or incurred directly in connection with any Equity Issuance or Debt Issuance in favor of any Person not an Affiliate of the Borrower.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.2 and (ii) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Margin Assets” means assets of the Borrower which do not constitute Margin Stock, provided, that, for purposes of this definition, “Non-Margin Assets” shall not include “puts, calls or combinations thereof” within the meaning of Regulation U.

“Non-Recourse Person” has the meaning assigned to such term in Section 10.13.

“Notes” means, with respect to each Lender, a promissory note, substantially in the form of Exhibit B, payable to the order of such Lender, including all replacements thereof and substitutions therefor.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrower arising under any Credit Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OFAC” means the Office of Foreign Assets Control of the United States Department of Treasury.

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Ordinary Liabilities” means, as of any date, “all liabilities and indebtedness” (within the meaning of the first sentence of Section 18(h) of the ICA) of the Borrower not represented by Senior Securities.

“Organization Documents” means, (a) with respect to any corporation, its certificate of incorporation or charter, and by-laws, and any board resolutions modifying the former as set forth in a secretary’s certificate from such corporation, (b) with respect to any partnership, its partnership agreement, (c) with respect to any limited liability company, its certificate of formation and limited liability company agreement, (d) with respect to any business trust or statutory trust, its certificate of trust, if any, and declaration of trust and, (e) with respect to any other Person, the counterpart documents thereof.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.8).

“Participant” has the meaning assigned to such term in Section 10.4(d).

“Participant Register” has the meaning specified in Section 10.4(d).

“Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended.

“Permitted Additional Debt” means the Term Loan Obligations, the Institutional Note Obligations and other Indebtedness consisting solely of obligations of the Borrower for borrowed money or obligations of the Borrower evidenced by notes, bonds, debentures or similar instruments; provided that (a) the Term Loan Obligations, the Institutional Note Obligations and any such other Indebtedness (i) rank pari passu in respect of payment and security with the Loans and other Secured Obligations, (ii) are each subject to the Intercreditor Agreement and (iii) otherwise permitted under the applicable Credit Documents, (b) the Net Cash Proceeds of any such Indebtedness are applied to the prepayment of the Loans in accordance with Section 2.5(e), with an automatic and permanent corresponding reduction in the Aggregate Commitments in accordance with Section 2.3(d) and (c) the principal amount of any such Indebtedness constitutes Senior Securities Representing Indebtedness.

“Permitted Additional Debt Documents” means, collectively, each Institutional Note Agreement, the Institutional Notes, the Term Loan Credit Agreement and each of the other agreements and instruments executed in connection with any Permitted Additional Debt, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Permitted Investments” means all Investments of the Borrower, in each case (a) to the extent that the Borrower has the power and authority under the Registration Statement to invest therein, and (b) to the extent the investment therein, ownership thereof, or exposure thereto, by the Borrower is in conformity with the Registration Statement.

“Permitted Liens” means Liens permitted by Section 7.2.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is subject to Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (a) is maintained, or contributed to, by any member of the Borrower or its ERISA Group for employees of any member of the Borrower or its ERISA Group or (b) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the Borrower or its ERISA Group for employees of any Person which was at such time a member of the Borrower or its ERISA Group.

“Platform” has the meaning set forth in Section 6.1.

“Preferred Stock” means any class of capital stock of a Person that is preferred over any other class of capital stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.

“Pro-forma Borrowing Asset Value” means, in connection with any Loan, the Borrowing Asset Value as of the immediately preceding Business Day adjusted to give effect to such Loan and the contemporaneous use of the proceeds thereof.

“Public Lender” has the meaning set forth in Section 6.1.

“Recipient” means the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder.

“Registration Statement” means the Borrower’s registration statement, dated February 28, 2013.

“Regulated Investment Company” has the meaning set forth in Section 851 of the Code.

“Regulation D” means Regulation D of the Board of Governors as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation T” means Regulation T of the Board of Governors as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Board of Governors as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board of Governors as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Removal Effective Date” has the meaning set forth in Section 9.6.

“Required Lenders” means, at any time, Lenders, which shall be at least two (2) Lenders at all times that there exists two (2) or more Lenders, having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Resignation Effective Date” has the meaning set forth in Section 9.6.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of the Borrower, solely for purposes of the delivery of incumbency certificates pursuant to Section 5.1, the secretary or any assistant secretary of the Borrower and, solely for purposes of notices given pursuant to Article 2, any other officer of the Borrower so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the Borrower designated in or pursuant to an agreement between the Borrower and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of the Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower.

“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Loans.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.

“Sanction(s)” means any international economic or trade sanction or restrictive measures enacted, administered, imposed or enforced by the United States Government (including without limitation, OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“Sanctioned Country” means any country, region or territory to the extent that such country, region or territory itself is, or whose government is, the subject of any Sanction broadly prohibiting dealings with such government, country, region or territory (currently Cuba, Iran, Sudan, Syria, North Korea, and the Crimea region of Ukraine).

“Sanctioned Person” shall mean (i)(A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country, or (C) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC, (ii) a Person that is, or is owned or controlled by a Blocked Person or (iii) a Person named on the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC available at the following website (or as otherwise published from time to time): http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx.

“Sanctions Laws” means all Laws concerning Sanctions, including embargoes, export restrictions, the ability to make or receive international payments, the freezing or blocking of assets of targeted Persons, the ability to engage in transactions with specified persons or countries, or the ability to take an ownership interest in assets of specified Persons or located in a specified country, including any Laws threatening to impose economic sanctions on any person for engaging in proscribed behavior.

“Scheduled Commitment Termination Date” means April 7, 2020; provided, however, that, in any case, if such date is not a Business Day, the Scheduled Commitment Termination Date shall be the next preceding Business Day.

“SEC” means the U.S. Securities and Exchange Commission and/or any other Governmental Authority succeeding to the functions thereof with respect to the ICA and the Securities Act.

“Secured Hedge Counterparty” means each counterparty (other than the Borrower or a Related Party thereof) to a Secured Hedging Agreement, if at the date of entering into such Hedging Agreement such Person was a Lender or an Affiliate of a Lender and such Person executes and delivers to the Administrative Agent a Secured Party Designation Notice.

“Secured Hedging Agreement” means a Hedging Agreement entered into by the Borrower with any counterparty if at the date of entering into such Hedging Agreement such Person was a Lender or an Affiliate of a Lender and such Person executes and delivers to the Administrative Agent a letter agreement, substantially in the form of Exhibit A to the Security Agreement, pursuant to which such Person (x) appoints the Administrative Agent as its agent under the applicable Credit Documents and (y) agrees to be bound by the provisions of Article 9, and Sections 10.3 and 10.9, of this Credit Agreement and the provisions of the applicable Credit Documents, including the Intercreditor Agreement.

“Secured Liabilities” means all liabilities (excluding Ordinary Liabilities) of the Borrower secured by Liens.

“Secured Obligations” means (a) all Obligations and (b) all obligations and liabilities of the Borrower arising under Secured Hedging Agreements, in each case, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Secured Party Designation Notice” shall mean a notice from any Lender or an Affiliate of a Lender substantially in the form of Exhibit A to the Security Agreement.

“Securities” shall have the meaning specified in Section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933.

“Security Agreement” means that certain Amended and Restated Security Agreement, dated as of June 12, 2013, between the Borrower and the Collateral Agent, as the same may be further amended, restated, supplemented or otherwise modified from time to time in accordance with the terms of this Credit Agreement and the other Credit Documents.

“Security Documents” means the Security Agreement, the Control Agreement and each other agreement, instrument or other document executed or delivered pursuant thereto.

“Segregated Liabilities” means all liabilities and other obligations (excluding Ordinary Liabilities) of the Borrower relating to assets that have been segregated or are otherwise subject to margin arrangements.

“Senior Debt” means, as of any date, the aggregate amount of Senior Securities Representing Indebtedness of the Borrower, provided that if at the time of calculation thereof the aggregate amount of all Senior Securities Representing Indebtedness of the Borrower is zero, for purposes of such calculation such aggregate amount shall be one (1).

“Senior Security” shall have the meaning set forth in the first sentence of Section 18(g) of the ICA; provided, that, for purposes of calculating Total Leverage Asset Coverage, “Senior Security” shall have the meaning set forth in the first sentence of Section 18(g) of the ICA, as in effect on the Effective Date.

“Senior Security Representing Indebtedness” shall have the meaning set forth in the first sentence of Section 18(g) of the ICA; provided, that, for purposes of calculating Total Leverage Asset Coverage, “Senior Security Representing Indebtedness” shall have the meaning set forth in the first sentence of Section 18(g) of the ICA, as in effect on the Effective Date.

“Specified Materials” means, collectively, all materials or information provided by or on behalf of the Borrower, as well as documents and other written materials relating to the Borrower, the Credit Parties or any of their respective subsidiaries or Affiliates or any other materials or matters relating to the Credit Documents (including any amendments or waivers of the terms thereof or supplements thereto).

“Status” has the meaning set forth in Section 4.16.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

“Swap Termination Value” means, in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements, (a) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Agreements (which may include a Lender or any Affiliate of a Lender).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan” means a loan made pursuant to the Term Loan Credit Agreement.

“Term Loan Agent” means Bank of America, in its capacity as administrative agent for the Term Loan Lenders under the Term Loan Credit Agreement, and any successor in such capacity.

“Term Loan Credit Agreement” means that certain Credit Agreement, dated as of June 12, 2013, by and among the Borrower, the Term Loan Agent and the Term Loan Lenders party thereto from time to time, as the same may be amended, restated, or otherwise modified from time to time.

“Term Loan Lenders” means the lenders from time to time party to the Term Loan Credit Agreement.

“Term Loan Obligations” means “Obligations” as defined in the Term Loan Credit Agreement, which rank pari passu in respect of payment and security with the Loans and other Secured Obligations, pursuant to the terms of the Intercreditor Agreement.

“Threshold Amount” means the lesser of (i) 1.0% of the aggregate Net Asset Value of the Borrower, and (ii) $10,000,000.

“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments and Revolving Credit Exposure of such Lender at such time.

“Total Leverage Asset Coverage” means, with respect to the Borrower as of any date, asset coverage defined by Section 18(h) of the ICA (as in effect on the Effective Date) with respect to Senior Securities of the Borrower, determined on the basis of values calculated as of a time within 48 hours next preceding the time of such determination.

“Total Net Assets” means, as of any date, (a) the “value of the total assets” (within the meaning of the first sentence of Section 18(h) of the ICA) of the Borrower less (b) the Ordinary Liabilities of the Borrower.

“Transactions” means the (i) execution, delivery and performance by the Borrower of each Credit Document to which it is a party, (ii) borrowing of the Loans, and (iii) use of the proceeds of the Loans.

“Type” means an ABR Loan or a LIBOR Loan, as the case may be.

“United States” and “U.S.” mean the United States of America.

“U.S. Economic Sanctions” has the meaning assigned to such term in the definition of “Blocked Person”.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.4(e)(ii)(B)(III).

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.2      Terms Generally

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any definition of or reference to any law, rule or regulation shall be construed as referring to such law, rule or regulation as from time to time amended and any successor thereto and in the case of such law, the rules and regulations promulgated from time to time thereunder, (iii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iv) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Credit Agreement in its entirety and not to any particular provision hereof, and (v) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Credit Agreement.

Section 1.3      Accounting Terms

As used in the Credit Documents and in any certificate, opinion or other document made or delivered pursuant thereto, accounting terms not defined in Section 1.1, and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under Applicable Accounting Principles. If at any time any change in Applicable Accounting Principles would affect the computation of any financial ratio or requirement set forth in this Credit Agreement and (i) the Borrower notifies the Administrative Agent that the Borrower objects to determining compliance with such financial ratio or requirement on the basis of Applicable Accounting Principles in effect immediately after such change becomes effective or (ii) the Required Lenders so object, then the Borrower’s compliance with such ratio or requirement shall be determined on the basis of Applicable Accounting Principles in effect immediately before such change becomes effective, until either such notice is withdrawn by the Borrower or the Required Lenders, as the case may be, or the Borrower and the Required Lenders otherwise agree. Except as otherwise expressly provided herein, the computation of financial ratios and requirements set forth in this Credit Agreement shall be consistent with the Borrower’s financial statements required to be delivered hereunder.

Section 1.4        Rounding

Any financial ratios required to be maintained by the Borrower pursuant to this Credit Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.5        Times of Day; Rates

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable). The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability (in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment) with respect to the administration, submission or any other matter related to the rates in the definition of “LIBO Rate” or with respect to any comparable or successor rate thereto.

Section 1.6        Hedging Agreement Calculations

For purposes of calculating or otherwise determining compliance with the covenants in Article 7, the amount of any net obligation or liability under any Hedging Agreement shall be deemed to be the Swap Termination Value thereof as of such date.

ARTICLE 2

THE CREDITS

Section 2.1        Commitment

Subject to the terms and conditions set forth herein, each Lender agrees to make loans to the Borrower from time to time during the period from the Effective Date through the Business Day immediately preceding the Commitment Termination Date, provided that immediately after giving effect thereto, (i) the aggregate outstanding principal balance of such Lender’s Loans will not exceed its Commitment and (ii) Senior Debt shall not exceed the Maximum Permitted Borrowing. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans.

Section 2.2        Loans

(a)      Borrowings, Conversions, and Continuations of Loans. Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of LIBOR Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone, or (B) a Borrowing Request; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Borrowing Request. Each such Borrowing Request must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of LIBOR Loans or of any conversion of LIBOR Loans to ABR Loans, and (ii) on the requested date of any Borrowing of ABR Loans; provided, however, that if the Borrower wishes to request LIBOR Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. four Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 11:00 a.m., three Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders. Each Borrowing of, conversion to or continuation of LIBOR Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Borrowing of or conversion to ABR Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Borrowing Request shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of LIBOR Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Borrowing Request or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, ABR Loans. Any such automatic conversion to ABR Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable LIBOR Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of LIBOR Loans in any such Borrowing Request, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b)      Funding of Loans. Following receipt of a Borrowing Request, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to ABR Loans described in the preceding subsection. In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Borrowing Request. Upon satisfaction of the applicable conditions set forth in Section 5.2 (and, if such Borrowing is the initial Borrowing, Section 5.1), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds to a custodial account at the Custodian in the name of the Borrower, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

(c)      LIBOR Loans. Except as otherwise provided herein, a LIBOR Loan may be continued or converted only on the last day of an Interest Period for such LIBOR Loan. During the existence of an Event of Default, no Loans may be requested as, converted to or continued as LIBOR Loans without the consent of the Required Lenders.

(d)      Notice of Interest Rates. The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for LIBOR Loans upon determination of such interest rate.

(e)      Interest Periods. After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than five (5) Interest Periods in effect with respect to Loans.

(f)      Cashless Settlement. Notwithstanding anything to the contrary in this Credit Agreement, any Lender may exchange, continue or rollover all of the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Credit Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent, and such Lender.

Section 2.3        Termination and Reduction of Commitments

(a)       Unless previously terminated, the Commitments shall terminate on the Scheduled Commitment Termination Date.

(b)      The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, and (iii) the Borrower shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Loan Balance would exceed the Aggregate Commitments. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

(c)      The Aggregate Commitments shall be automatically and permanently reduced on each date on which the prepayment of Loans outstanding hereunder is required to be made pursuant to Section 2.5(d) by an amount equal to the applicable amount of Net Cash Proceeds required to be prepaid pursuant to Section 2.5(d).

(d)      The Aggregate Commitments shall be automatically and permanently reduced on each date on which the prepayment of Loans outstanding hereunder is required to be made pursuant to Section 2.5(e) by an amount equal to the applicable amount of Net Cash Proceeds required to be prepaid pursuant to Section 2.5(e).

Section 2.4        Repayment of Loans; Evidence of Debt

(a)      The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Scheduled Commitment Termination Date.

(b)      In the event that on any date, the Borrower shall either fail to be in compliance with Section 7.7(a) or Senior Debt exceeds the Maximum Permitted Borrowing, the Borrower shall, within three (3) Business Days of any such failure, repay the Loans and/or take such other actions (including repayment of other Indebtedness) as may be necessary such that, immediately after giving effect to any such repayment and any other actions, Senior Debt no longer exceeds the Maximum Permitted Borrowing and the Borrower is in compliance with Section 7.7(a). In the event that on any date, the Borrower shall fail to be in compliance with Section 7.7(d), the Borrower shall, within thirty (30) days of any such failure, repay the Loans and/or take such other actions (including repayment of other Indebtedness) as may be necessary such that, immediately after giving effect to any such repayment and any other actions, the Borrower is in compliance with Section 7.7(d). Any repayment of the Loans pursuant to this Section 2.4(b) shall be treated as a mandatory prepayment for purposes of this Credit Agreement and applied as set forth in Section 2.5(f).

(c)       The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, substantially in the form of Exhibit B, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

Section 2.5        Prepayments of Loans

(a)       The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (i) such notice must be in a form acceptable to the Administrative Agent and be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of LIBOR Loans and (B) on the date of prepayment of ABR Loans; (ii) any prepayment of LIBOR Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of ABR Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if LIBOR Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any such prepayment notice given in connection with a Debt Issuance may be conditioned upon the receipt of the proceeds from the issuance of such Permitted Additional Debt, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Notwithstanding the foregoing sentence, the Borrower may only exercise its right to revoke a notice of prepayment one (1) time during the term of this Credit Agreement and the Borrower shall remain responsible for the payment any losses, costs or other amounts set forth in Section 3.7.

(b)      [Reserved].

(c)       If for any reason the Loan Balance at any time exceeds the Aggregate Commitments then in effect, the Borrower shall immediately prepay Loans in an aggregate amount equal to such excess.

(d)      Within one (1) Business Day of the receipt by the Borrower of the Net Cash Proceeds of any Equity Issuance, the Borrower shall prepay the Loans in an aggregate amount equal to 100% of such Net Cash Proceeds.

(e)       Within one (1) Business Day of the receipt by the Borrower of the Net Cash Proceeds of any Debt Issuance, the Borrower shall prepay the Loans in an aggregate amount equal to 100% of such Net Cash Proceeds.

(f)       Any prepayment of a Loan shall be accompanied by all accrued interest on the amount prepaid to the extent required by Section 3.1, together with any additional amounts required pursuant to Section 3.7. Subject to Section 2.8, each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages.

Section 2.6        Payments Generally; Administrative Agent’s Clawback

(a)       In General. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be. Subject to Section 8.3 and any applicable provisions in the Intercreditor Agreement, if at any time insufficient funds are received by and available to the Administrative Agent from the Borrower to pay fully all amounts of principal of Loans, interest, fees and other amounts then due under the Credit Documents, such funds shall be applied (i) first, to payment of such amounts (excluding principal, interest and fees), in such order as the Administrative Agent may choose, (ii) second, to such interest and fees then due, and (iii) third, to such principal of the Loans then due. All amounts paid under the Credit Documents shall not be refundable under any circumstances except in the case of manifest error.

(b)        Pro Rata Treatment. Subject to Section 2.8, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of fees payable to the Lenders, each reduction of the aggregate Commitments and each conversion to or continuation of any Borrowing shall be allocated pro rata among the Lenders in accordance with their respective Commitments (or, if such Commitment shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole dollar amount.

(c)        Funding and Payments

(i)         Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of LIBOR Loans (or, in the case of any Borrowing of ABR Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.2 (or, in the case of a Borrowing of ABR Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.2) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to ABR Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)        Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(iii)       Notices. A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this paragraph (c) shall be conclusive, absent manifest error.

(d)       Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 10.3(c) are several and not joint. The failure of any Lender to make any Loan or to make any payment under Section 10.3(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to make its payment under Section 10.3(c).

(e)        Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article 2, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the borrowing of Loans set forth in Article 5 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(f)        Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(g)       Sharing. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (i) notify the Administrative Agent of such fact, and (ii) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i)        if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)        the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Credit Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

Section 2.7         [Reserved]

Section 2.8         Defaulting Lenders

(a)       Adjustments. Notwithstanding anything to the contrary contained in this Credit Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)        Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Credit Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 10.2.

(ii)        Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 8 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.3 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Credit Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Credit Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Credit Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Credit Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 5.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments hereunder. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)        Certain Fees. No Defaulting Lender shall be entitled to receive any fee payable under Section 3.2 for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(b)      Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE 3

INTEREST, FEES, YIELD PROTECTION, ETC.

Section 3.1        Interest; Computation of Interest and Fees

(a)      Each Loan shall bear interest at a rate per annum equal to the Applicable Rate, provided that if an Event of Default has occurred and is continuing, then, so long as such Event of Default is continuing, (i) the principal balance of such Loan shall bear interest at a rate per annum equal to the Applicable Rate plus 2.00%, and (ii) all other amounts owing under the Credit Documents that are not paid when due, shall bear interest, after as well as before judgment, at a rate per annum equal to the Alternate Base Rate plus 2.00%.

(b)         Accrued and unpaid interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan, provided that (1) interest accrued and unpaid pursuant to each of clauses (i) and (ii) of paragraph (a) of this Section shall be payable on demand, and (2) in the event of any repayment or prepayment of any Loan, accrued and unpaid interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.

(c)          Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(d)         All computations of interest for ABR Loans (including ABR Loans determined by reference to the LIBO Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.6(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 3.2            Fees

(a)          Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender a commitment fee, at the Commitment Fee Rate during the period from and including the date on which this Credit Agreement shall have become effective in accordance with Section 10.6 to but excluding the date on which the Commitments of the Lenders terminate, on the daily amount of the excess of the Commitment of such Lender over the outstanding principal balance of such Lender’s Loans. Accrued and unpaid commitment fees shall be payable in arrears on the last Business Day of March, June, September and December of each year, each date on which the Commitments are reduced and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof.

(b)           Other Fees. The Borrower shall pay to the Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever. The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

Section 3.3             Increased Costs; Reserves on LIBOR Loans

(a)           Increased Costs Generally. If any Change in Law shall:

(i)        impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.3(e));

(ii)       subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)       impose on any Lender or the London interbank market any other condition, cost or expense affecting this Credit Agreement or Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)           Capital Requirements. If any Lender determines in good faith that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Credit Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)           Certificates for Reimbursement. A certificate of a Lender setting forth the Lender’s good faith determination of the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)           Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 3.3 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)          Reserves on LIBOR Loans. The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each LIBOR Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice. Notwithstanding the foregoing, the Borrower shall not be required to pay any Lender pursuant to this Section 3.3(e) for any additional interest incurred more than 270 days prior to the date that such Lender notifies the Borrower of such reserves giving rise to such additional interest and of such Lender’s intention to claim compensation therefor.

Section 3.4         Taxes

(a)        Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i)       Any and all payments by or on account of any obligation of the Borrower under any Credit Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or the Borrower, then the Administrative Agent or the Borrower shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii)       If the Borrower or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.4) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii)    If the Borrower or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) the Borrower or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Borrower or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.4) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)          Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)          Tax Indemnifications. (i) The Borrower shall, and does hereby, indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.4) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. The Borrower shall, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.4(c)(ii) below.

(ii)       Each Lender shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (y) the Administrative Agent and the Borrower, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.4(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Borrower, as applicable, against any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent or the Borrower in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender, as the case may be, under this Credit Agreement or any other Credit Document against any amount due to the Administrative Agent under this clause (ii).

(d)           Evidence of Payments. Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 3.4, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

(e)           Status of Lenders; Tax Documentation.

(i)       Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.4(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)       Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A)       any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)       any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(I)       in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed originals of IRS Form W-8BEN (or IRS Form W-8BEN-E, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN (or IRS Form W-8BEN-E, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)      executed originals of IRS Form W-8ECI;

(III)     in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit J-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN (or IRS Form W-8BEN-E, as applicable); or

(IV)      to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such direct and indirect partner;

(C)       any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)       if a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Credit Agreement.

(iii)      Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 4 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f)        Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If any Recipient determines that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.4, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.4 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower , upon the request of the Recipient, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Borrower pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

(g)       FATCA. For purposes of determining withholding Taxes imposed under FATCA, from and after the Effective Date of this Credit Agreement, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Credit Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(h)       Survival. Each party’s obligations under this Section 3.4 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

Section 3.5        Inability to Determine Rates.

If in connection with any request for a LIBOR Loan or a conversion to or continuation thereof, (a) the Administrative Agent determines that (i) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such LIBOR Loan, or (ii) adequate and reasonable means do not exist for determining the LIBO Rate for any requested Interest Period with respect to a proposed LIBOR Loan or in connection with an existing or proposed ABR Loan (in each case with respect to clause (a)(i) above, “Impacted Loans”), or (b)the Administrative Agent (so long as it holds any Commitments or Loans) or the Required Lenders determine that for any reason the LIBO Rate for any requested Interest Period with respect to a proposed LIBOR Loan does not adequately and fairly reflect the cost to such Lenders of funding such LIBOR Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain LIBOR Loans shall be suspended, (to the extent of the affected LIBOR Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the LIBO Rate component of the Alternate Base Rate, the utilization of the LIBO Rate component in determining the Alternate Base Rate shall be suspended, in each case until the Administrative Agent upon the instruction of the Required Lenders revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of LIBOR Loans (to the extent of the affected LIBOR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of ABR Loans in the amount specified therein.

Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a)(i) of this section, the Administrative Agent, in consultation with the Borrower and the affected Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a) of the first sentence of this section, (2) the Administrative Agent or the Required Lenders notify the Administrative Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof.

Section 3.6        Illegality

If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to make, maintain or fund Loans whose interest is determined by reference to the LIBO Rate, or to determine or charge interest rates based upon the LIBO Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue LIBOR Loans or to convert ABR Loans to LIBOR Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining ABR Loans the interest rate on which is determined by reference to the LIBO Rate component of the Alternate Base Rate, the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the LIBO Rate component of the Alternate Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist (which notice is to be given when such circumstances no longer exist). Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all LIBOR Loans of such Lender to ABR Loans (the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the LIBO Rate component of the Alternate Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBOR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the LIBO Rate, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate applicable to such Lender without reference to the LIBO Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the LIBO Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

Section 3.7        Compensation for Losses

Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)       any continuation, conversion, payment or prepayment of any Loan other than an ABR Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)       any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than an ABR Loan on the date or in the amount notified by the Borrower; or

(c)       any assignment of a LIBOR Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.20;

including any loss (but excluding any loss of anticipated profits) or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing, if amounts are otherwise payable under this Section 3.7 to such Lender.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.7, each Lender shall be deemed to have funded each LIBOR Loan made by it at the LIBO Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such LIBOR Loan was in fact so funded.

Section 3.8        Mitigation Obligations; Replacement of Lenders

(a)          Designation of a Different Lending Office. Each Lender may fund any Borrowing through any Lending Office, provided that the exercise of this option shall not affect the obligation of the Borrower to repay the Borrowing in accordance with the terms of this Credit Agreement. If any Lender requests compensation under Section 3.3, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.4, or if any Lender gives a notice pursuant to Section 3.6, then at the request of the Borrower such Lender shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.3 or 3.4, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.6, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)       Replacement of Lenders. If any Lender requests compensation under Section 3.3, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.4 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.8(a), the Borrower may replace such Lender in accordance with Section 10.20.

Section 3.9        Survival

All of the Borrower’s obligations under Sections 3.3, 3.4, 3.5, 3.6 and 3.7 shall survive termination of the Commitments, repayment of all other Obligations hereunder, and resignation or replacement of the Administrative Agent, and any assignment of rights by, or the replacement of, a Lender.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

In order to induce the Credit Parties to enter into this Credit Agreement and make the Loans, the Borrower makes the following representations and warranties to the Credit Parties:

Section 4.1        Organization and Power

The Borrower (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and (ii) is duly qualified to do business and in good standing in each jurisdiction in which the failure to be so qualified could reasonably be expected to have a Material Adverse Effect. The Borrower has all requisite power and authority to own its property and to carry on its business as now conducted.

Section 4.2        Authority and Execution

The Borrower has full legal power and authority to enter into, execute, deliver and perform the terms of the Credit Documents, all of which have been duly authorized by all proper and necessary corporate action, and the Borrower is in full compliance with its Organization Documents. The Borrower has duly executed and delivered the Credit Documents to which it is a party.

Section 4.3        Binding Agreement

The Credit Documents constitute the valid and legally binding obligations of the Borrower to the extent it is a party thereto, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally.

Section 4.4        Litigation

There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority (whether purportedly on behalf of the Borrower) pending or, to the knowledge of the Borrower, threatened against it, or maintained by it, that may affect the property or rights of the Borrower, which (i) could reasonably be expected to have a Material Adverse Effect, (ii) call into question the validity or enforceability of, or otherwise seek to invalidate, any Credit Document, or (iii) might, individually or in the aggregate, materially adversely affect any of the transactions contemplated by any Credit Document.

Section 4.5        Approvals and Consents

No consent, authorization or approval of, filing (other than the filing of each financing statement in the form attached to the Security Agreement in the office indicated on such financing statement) with, notice to, or exemption by, the holders of any securities issued by the Borrower, any Governmental Authority or any other Person is required to authorize, or is required in connection with, the execution and delivery by the Borrower of, and the performance by the Borrower of its obligations under, the Credit Documents is required as a condition to the validity or enforceability of the Credit Documents with respect to or against the Borrower or its property or assets. No provision of any applicable treaty, statute, law (including any applicable usury or similar law), rule or regulation of any Governmental Authority will prevent the execution and delivery by the Borrower or performance by the Borrower of its obligations under, or affect the validity with respect to or against the Borrower of the Credit Documents.

Section 4.6    No Conflict

The Borrower is not in default under any mortgage, indenture, contract, agreement, judgment, decree or order to which it is a party or by which it or any of its property is bound, which defaults, taken as a whole, could reasonably be expected to have a Material Adverse Effect. The execution, delivery or carrying out by the Borrower of the terms of the Credit Documents, the Loans hereunder, and the use by the Borrower of the proceeds thereof in accordance with the terms hereof (a) will not (i) violate any statutes or regulations, including the ICA, of any Governmental Authority applicable to the Borrower, or (ii) constitute a default under, conflict with, require any consent under (other than consents which have been obtained), or result in the creation or imposition of, or obligation to create, any Lien (other than pursuant to the Security Agreement) upon the property of the Borrower pursuant to the terms of any such mortgage, indenture, contract, agreement, judgment, decree or order, which defaults, conflicts and consents, if not obtained, could reasonably be expected to have a Material Adverse Effect, and (b) are not inconsistent with the Fundamental Policies or the Organization Documents.

Section 4.7    Taxes

The Borrower has filed or caused to be filed all tax returns required to be filed and has paid, or has made adequate provision for the payment of, all Taxes shown to be due and payable on said returns or in any assessments made against it (other than those being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with Applicable Accounting Principles) which, if not so filed or paid, could reasonably be expected to result in a Material Adverse Effect, and no tax Liens (other than those permitted by Section 7.2(b)) have been filed against the Borrower or any of its property. The charges, accruals and reserves on the books of the Borrower with respect to all federal, state, local and other Taxes are adequate, and the Borrower knows of no unpaid assessment which is due and payable against it or any claims being asserted against it which could reasonably be expected to have a Material Adverse Effect, except such thereof as are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with Applicable Accounting Principles.

Section 4.8    Compliance

The Borrower is not in default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Authority, which default could reasonably be expected to have a Material Adverse Effect. The Borrower is complying with all applicable statutes and regulations, including the ICA and the Securities Act, and of all Governmental Authorities, a violation of which could reasonably be expected to have a Material Adverse Effect.

Section 4.9    Property

The Borrower has good and marketable title to all of its property with respect to which the absence of such marketable title could reasonably be expected to result in a Material Adverse Effect, subject to no Liens other than Permitted Liens.

Section 4.10    Federal Reserve Regulations; Use of Loan Proceeds

Except for the Federal Reserve Form to be executed and delivered by the Borrower, no filing or other action is required under the provisions of Regulations T, U or X in connection with the execution and delivery by the Borrower of this Credit Agreement and neither the making of any Loan in accordance with this Credit Agreement nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulations T, U or X. No part of the proceeds from any Loan will be used, directly or indirectly, for the purpose of buying or carrying any Margin Stock, or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Borrower in a violation of Regulation X, to involve any broker or dealer in a violation of Regulation T or to involve any bank in a violation of Regulation U. As of the Effective Date, Margin Stock does not constitute more than 5% of the value of the consolidated assets of the Borrower and its Subsidiaries and the Borrower does not have any present intention that Margin Stock will constitute more than 5% of the value of such assets. As used in this Section, the term “purpose of buying or carrying” shall have the meaning assigned to such term in Regulation U.

Section 4.11    No Material Adverse Change

Since the Measurement Date, the Borrower has conducted its business only in the ordinary course and there has been no material adverse change in the business, assets or condition, financial (other than fluctuations in the value of the Borrower’s portfolio securities) or otherwise, of the Borrower, other than redemptions permitted under Section 7.4, that, immediately after giving effect thereto, would (individually or in the aggregate) not cause a Default.

Section 4.12    Material Agreements

The Custody Agreement is in full force and effect in all material respects. All agreements between the Borrower and the Investment Adviser or the Investment Manager are in full force and effect, except to the extent that failure of any such agreement to be in full force and effect could not reasonably be expected to have a Material Adverse Effect.

Section 4.13    Financial Condition

The statement of assets and liabilities of the Borrower as of the Measurement Date and the related statements of operations and changes in net assets for the fiscal year then ended, copies of which, certified by independent public accountants, have heretofore been delivered to each Credit Party, fairly present, in all material respects, the financial position of the Borrower as of such date and the results of its operations for such period in conformity with Applicable Accounting Principles.

Section 4.14    No Misrepresentation

No representation or warranty contained in any Credit Document and no certificate or report from time to time furnished by the Borrower to any Credit Party in connection with the transactions contemplated thereby, contains or will contain a misstatement of material fact, or, to the best knowledge of the Borrower, omits or will omit to state a material fact required to be stated in order to make the statements therein contained not misleading in the light of the circumstances under which made.

Section 4.15    Legal Status

(a)       The Borrower is not an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.), as amended. The Borrower is not in violation of (i) the Trading with the Enemy Act, as amended, (ii) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (iii) the Patriot Act. The Borrower (i) is not a blocked person described in section 1 of the Anti-Terrorism Order or (ii) to the best of its knowledge, is not engaged in any dealings or transactions, or is otherwise associated, with any such blocked person.

(b)       The Borrower (i) is not a Sanctioned Person, (ii) does not have more than 10% of its assets in Sanctioned Countries, and (iii) does not derive more than 10% of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Countries. The Borrower has not knowingly engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding three years, nor does the Borrower have any plans to increase its dealings or transactions with any Sanctioned Person or Sanctioned Countries. Neither the Borrower, nor, to the knowledge of the Borrower, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity currently a Blocked Person, nor is the Borrower located, organized or resident in a Sanctioned Country. The Borrower has not engaged in any activity or conduct that would result in a violation of, or be sanctionable under, any Sanctions Laws, and there are not pending, nor to the best of the Borrower’s knowledge, threatened, claims, charges, investigations, violations, settlements, civil or criminal enforcement actions, lawsuits, or other court actions against the Borrower alleging a violation by the Borrower of any applicable Sanctions Laws which in each case would be reasonably expected to result in a violation of this representation. No part of the proceeds of any Loan will be used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country, nor in any other manner, in each case as will result in a violation of any Sanctions Law by, or could result in the imposition of Sanctions against, any Person (including any Person participating in the transactions contemplated hereby, whether as Lender, Arranger, Administrative Agent or otherwise).

(c)       The Borrower is in compliance with the FCPA and any foreign counterpart thereto, including the UK Bribery Act 2010. The Borrower and its employees, directors, officers and any agent, in each case, acting on the Borrower’s behalf, have not corruptly paid, offered or promised to pay, or authorized payment of any monies or a thing of value, directly or indirectly, to any Person, including without limitation any government official (including employees of government-owned or -controlled entities or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing) or any political party or party official or candidate for political office, for the purpose of obtaining or retaining business, or directing business to any Person, or obtaining any other improper advantage, in each case in violation of the FCPA or any other applicable anti-corruption law, including the UK Bribery Act 2010 (collectively, “Anti-Corruption Laws”), and to the knowledge of the Borrower, no investigation, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator, involving the Borrower, with respect to Anti-Corruption Laws, is currently pending or threatened which in each case would be reasonably expected to result in a violation of this representation. The Borrower has instituted and maintained policies and procedures which it reasonably believes are adequately designed (and otherwise comply with applicable law) to prevent violation by the Borrower of Anti-Corruption Laws or Sanctions Laws.

(d)       (i) The Borrower is in compliance with all anti-money laundering laws, rules, regulations and orders of jurisdictions applicable to the Borrower (collectively, “AML Laws”), including without limitation, the Patriot Act and (ii) to the knowledge of the Borrower, no investigation, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator, involving the Borrower, with respect to AML Laws is currently pending or threatened which in each case would be reasonably expected to result in a violation of this representation.

Section 4.16    Investment Company Status

(a)       The Borrower has the following status (“Status”): (i) it qualifies as a Regulated Investment Company, (ii) it is a “registered investment company” within the meaning of Section 8 of the ICA, (iii) it is a “closed-end company” and a “non-diversified company” in each case within the meaning of Section 5 of the ICA, (iv) it is neither an “affiliate” (within the meaning of Section 23A of the Federal Reserve Act, as amended) of, nor an “affiliated person” (as defined in Section 2(a)(3) of the ICA) of, any Credit Party, and (v) it is in compliance with its Organization Documents.

(b)       The Borrower is not subject to any statute, rule, regulation or organizational or offering document which prohibits or limits the incurrence of Indebtedness under the Credit Documents, except for the limitations set forth in the ICA, state securities laws to the extent applicable, Fundamental Policies and the Organization Documents.

(c)       The Borrower has not issued any of its securities in violation of any Federal or State securities laws applicable thereto, except to the extent that any such violation could not reasonably be expected to have a Material Adverse Effect.

Section 4.17    ERISA

The Borrower (a) is not, and has not been in the last five (5) years, a member of an ERISA Group, (b) has no liability in respect of any Benefit Arrangement, Plan or Multiemployer Plan subject to ERISA, and (c) is not and has never been, a “benefit plan investor” within the meaning of Section 3(42) of ERISA.

Section 4.18    EEA Financial Institutions

The Borrower is not an EEA Financial Institution.

ARTICLE 5

CONDITIONS

Section 5.1    Effective Date

The obligations of the Lenders to make Loans hereunder shall not become effective until the date (the “Effective Date”) on which each of the following conditions is satisfied, or waived in accordance with Section 10.2 (and the Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding):

(a)       The Administrative Agent shall have received from each party hereto a counterpart of this Credit Agreement duly signed on behalf of such party (including by a Responsible Officer of the Borrower), and this Credit Agreement (including all Exhibits and Schedules hereto) shall be in form and substance satisfactory to the Administrative Agent and each of the Lenders.

(b)       If requested by a Lender prior to the Effective Date, the Administrative Agent shall have received a Note for each such Lender, dated the Effective Date, executed by a Responsible Officer of the Borrower.

(c)       The Administrative Agent shall have received a favorable written opinion (addressed to the Credit Parties and dated the Effective Date) (i) from special New York counsel to the Borrower, substantially in the form set forth in Exhibit C-1 and (ii) from special Maryland counsel to the Borrower, substantially in the form set forth in Exhibit C-2, which opinions shall be in form and substance satisfactory to the Administrative Agent and each of the Lenders. The Borrower hereby requests each such counsel to deliver its respective opinion.

(d)       The Administrative Agent shall have received a certificate, dated the Effective Date and signed by Responsible Officers of the Borrower, substantially in the form of Exhibit E hereto (and all attachments thereto shall be in form and substance satisfactory to the Administrative Agent and each of the Lenders), which certificate shall, among other things:

(i)       certify (A) that the conditions specified in Sections 5.1 and 5.2 have been satisfied, (B) that there has been no event or circumstance since October 31, 2016 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect and (C) that there is no action, suit, investigation, or proceeding pending, or to the knowledge of the Borrower, threatened in any court or before any arbitrator or governmental authority that could reasonably be expected to have a Material Adverse Effect;

(ii)       either (A) attach copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by the Borrower and the validity against the Borrower of the Credit Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) state that no such consents, licenses or approvals are so required;

(iii)       certify that attached thereto: (A) is a true, correct and complete copy of resolutions duly adopted by the governing body of the Borrower, authorizing the execution, delivery and performance of this Credit Agreement and any other Credit Documents and the transactions contemplated by this Credit Agreement and any other Credit Documents, (B) is a true, correct and complete copy of the Borrower’s Organization Documents, (C) is an incumbency certificate of Responsible Officers of the Borrower evidencing the identity, authority and capacity of each Responsible Officer to act as such in connection with this Credit Agreement and the other Credit Documents, (D) is a certificate of good standing for the Borrower, dated as of a recent date of the Effective Date, issued by the Secretary of State of the State of Maryland, (E) is a true, complete and correct copy of the Registration Statement, as in effect on the Effective Date, (F) is a true and correct copy of the Custody Agreement, as in effect on the Effective Date and (G) are true, complete and correct copies of the most recent annual and semiannual financial reports of the Borrower; and

(iv)       certify that (A) the representations and warranties of the Borrower set forth in each Credit Document to which it is a party are true and correct in all respects on and as of the Effective Date, (B) no Default has occurred and is continuing as of the Effective Date or would result from the making of any Loan on the Effective Date or from the application of the proceeds thereof, and (C) after giving effect to the Transactions on the Effective Date, the Borrower shall not have outstanding any Indebtedness or Senior Security, other than Indebtedness and Senior Securities permitted by Section 7.1 of this Credit Agreement.

(e)       The Administrative Agent shall have received copies of an initial Federal Reserve Form for each Lender, substantially in the form of Exhibit F hereto, duly executed and delivered by or on behalf of the Borrower.

(f)        [Reserved].

(g)       [Reserved].

(h)       The Administrative Agent shall have received Uniform Commercial Code, federal tax and judgment lien search reports with respect to each applicable public office where Liens would customarily be filed against the Borrower disclosing that there are no Liens of record in such official’s office covering the Borrower or any asset or property thereof.

(i)        [Reserved].

(j)        The Administrative Agent shall have received a true and complete copy of the Custody Agreement.

(k)       The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Responsible Officer of the Borrower, substantially in the form of Exhibit G hereto and otherwise in form and substance satisfactory to the Administrative Agent and each of the Lenders.

(l)        The Administrative Agent shall have received all fees and other amounts due and payable by the Borrower on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket costs and expenses required to be reimbursed or paid by the Borrower hereunder.

(m)       Any other fees required to be paid on or before the Effective Date shall have been paid.

(n)       The Administrative Agent shall have received such other assurances, certificates, documents or certifications as the Administrative Agent may reasonably request, each in form and substance satisfactory to it and each of the Lenders.

Without limiting the generality of the provisions of the last paragraph of Section 9.3, for purposes of determining compliance with the conditions specified in this Section 5.1, each Lender that has signed this Credit Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto.

Section 5.2    Each Credit Event

The obligation of the Lenders to make any Loan is subject to the satisfaction of the following conditions:

(a)       (i) the representations and warranties of the Borrower set forth in each Credit Document to which it is a party shall be true and correct in all respects on and as of the date of such Loan, and (ii) no Default shall have occurred and be continuing or would result from the making of such proposed Loan or from the application of proceeds thereof.

(b)       The Administrative Agent shall have received a written Borrowing Request signed by the Borrower setting forth the information required by Section 2.2(a).

(c)       To the extent required by Regulation U, the Administrative Agent shall have received (i) copies of a Federal Reserve Form for each Lender, duly executed and delivered by the Borrower and completed for delivery to the Administrative Agent, in form acceptable to the Administrative Agent, or (ii) a current list of Margin Stock and Non-Margin Assets of the Borrower, in a form acceptable to the Administrative Agent and in all respects in compliance with Regulation U, including Section 221.3(c)(2)(iv) thereof.

(d)       Both before and after giving effect to the making of the proposed Loan, the Borrower shall be in compliance with (i) Section 7.7(a) with respect to minimum Adjusted Asset Coverage and (ii) Section 7.7(d) with respect to minimum Total Leverage Asset Coverage.

(e)       The Administrative Agent shall have received such other documentation and assurances as shall be reasonably required by it in connection herewith.

Each request for a Loan by the Borrower shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraph (a) of this Section.

ARTICLE 6

AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other amounts payable by the Borrower under the Credit Documents shall have been paid in full, the Borrower covenants and agrees with the Credit Parties that:

Section 6.1    Financial Statements and Other Information

The Borrower shall furnish or cause to be furnished to each Credit Party:

(a)       as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of its Statement of Assets and Liabilities as at the end of such fiscal year, together with the related Schedule of Investments and Statements of Operations and Changes in Net Assets as of and through the end of such fiscal year; each such Statement of Assets and Liabilities and the related Schedule of Investments and Statements of Operations and Changes in Net Assets shall be certified without qualification by independent public accountants, which certification shall (i) state that the examination by such independent public accountants in connection with such financial statements has been made in accordance with those auditing standards required by the ICA and prescribed by the SEC for the Borrower or, to the extent not so required or prescribed, generally accepted auditing standards in the United States and (ii) include the opinion of such independent public accountants that such financial statements have been prepared in conformity with Applicable Accounting Principles, except as otherwise specified in such opinion;

(b)       as soon as available, but in any event within 90 days after the end of the first semiannual accounting period in each fiscal year of the Borrower, a copy of the Borrower’s Statement of Assets and Liabilities as at the end of such semiannual period, together with the related Schedule of Investments and Statements of Operations and Changes in Net Assets for such period;

(c)       as soon as available, but in any event not later than 45 days after the end of each quarterly accounting period in each fiscal year of the Borrower, the Borrower shall deliver to the Administrative Agent a duly completed certificate of a duly authorized representative (who shall be acceptable to the Administrative Agent) of the Borrower, substantially in the form of Exhibit G hereto;

(d)       as soon as available, but in any event not later than five (5) Business Days after the last Business Day of each calendar month, the Borrower shall deliver to the Administrative Agent a duly completed certificate of a duly authorized representative (who shall be acceptable to the Administrative Agent) of the Borrower, substantially in the form of Exhibit G hereto;

(e)       prompt written notice, but in any event not later than one (1) Business Day after (i) any Equity Issuance for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.5(d) and (ii) any Debt Issuance for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.5(e).

(f)        prompt written notice of any contest referred to in Sections 6.5 or 6.6;

(g)       promptly after the execution thereof, copies of all material amendments or other material changes to the Fundamental Policies, the Organization Documents, all investment advisory or investment management contracts, and any new investment advisory or investment management contracts entered into after the Effective Date;

(h)       prompt written notice in the event that the Borrower decides to seek the approval of its board of directors and, if necessary, its shareholders to effect a change in any of its Fundamental Policies;

(i)        (i) at least three (3) Business Days prior to any Debt Issuance, draft copies of any loan or credit agreement, note purchase agreement, note or any security agreement, control agreement or other collateral document entered into or to be entered into in connection with the related Permitted Additional Debt, (ii) upon or promptly following the occurrence of any such Debt Issuance, final copies of any of the foregoing documents and (iii) upon or promptly following the entering into of any material amendments, restatements, supplements or other modifications with respect to any of the foregoing documents or any other Permitted Additional Debt Documents, copies of the documentation evidencing any such amendments, restatements, supplements or other modifications; and

(j)     promptly after request therefor, such other information as any Credit Party may reasonably request from time to time.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arranger may, but shall not be obligated to, make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, SyndTrak, ClearPar or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arranger and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information (as defined in Section 10.14), they shall be treated as set forth in Section 10.14); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC.”

Section 6.2    Notice of Material Events

The Borrower shall furnish or cause to be furnished to each Credit Party prompt written notice of the following, together with a statement of a duly authorized representative (who shall be acceptable to the Administrative Agent) of the Borrower setting forth in reasonable detail the event or development requiring such notice and, if applicable, any action taken or proposed to be taken with respect thereto:

(a)       the occurrence of any Default, including the failure to have the Adjusted Asset Coverage required by Section 7.7(a) or the Total Leverage Asset Coverage required by Section 7.7(d);

(b)       the filing or commencement of any action, suit or proceeding by or before any Governmental Authority against or affecting the Borrower that, if adversely determined, could in the good faith opinion of the Borrower reasonably be expected to result in a Material Adverse Effect; and

(c)       the occurrence of any other development that has resulted, or could reasonably be expected to result, in a Material Adverse Effect.

Section 6.3    Legal Existence

The Borrower shall maintain its legal existence in good standing in the jurisdiction of its organization and shall maintain its qualification to do business in each other jurisdiction in which the failure so to do could reasonably be expected to have a Material Adverse Effect.

Section 6.4    Insurance

The Borrower shall maintain insurance with financially sound insurance carriers in at least such amounts and against at least such risks as are usually insured against by entities engaged in the same or a similar business or as may otherwise be required by the ICA or the SEC (including such fidelity bond coverage as shall be required by Rule 17g-1 promulgated under the ICA or any successor provision and errors and omissions insurance); and furnish to the Administrative Agent, upon written request, full information as to the insurance carried.

Section 6.5    Payment of Indebtedness and Performance of Obligations

The Borrower shall pay and discharge when due all lawful Indebtedness, obligations and claims for labor, materials and supplies or otherwise which, if unpaid, could reasonably be expected to (i) have a Material Adverse Effect on the Borrower or (ii) give rise to the imposition of a Lien (other than a Permitted Lien) upon the property of the Borrower, unless and to the extent only that the validity of such Indebtedness, obligation or claim shall be contested in good faith and by appropriate proceedings diligently conducted by or on behalf of the Borrower, and provided that such reserve or other appropriate provision as shall be required in accordance with Applicable Accounting Principles shall have been made therefor.

Section 6.6    Observance of Legal Requirements

The Borrower shall observe and comply in all material respects with all laws (including the ICA and the Code), ordinances, orders, judgments, rules, regulations, certifications, franchises, permits, licenses, directions and requirements of all Governmental Authorities, which may then be applicable to the Borrower, a violation of which could reasonably be expected to have a Material Adverse Effect, except such thereof as shall be contested in good faith and by appropriate proceedings diligently conducted by or on behalf of the Borrower, provided that such reserve or other appropriate provision as shall be required in accordance with Applicable Accounting Principles shall have been made therefor.

Section 6.7    Books and Records; Visitation

The Borrower shall (a) keep proper books of record and account in which complete, true and correct entries in conformity with Applicable Accounting Principles and all material requirements of law shall be made of all material dealings and transactions in relation to its business and activities, (b) upon reasonable prior notice (which shall in no event be required to be more than (i) one Business Day prior, at any time that a Default has occurred and is continuing, or (ii) five Business Days prior, at all other times) permit representatives of the Administrative Agent and each other Credit Party to visit the offices of the Borrower and to discuss the properties, assets, income and financial condition of the Borrower with the duly authorized representatives thereof and to inspect the books, property and records of the Borrower, and (c) upon the reasonable request of the Administrative Agent or any other Credit Party, deliver to the Administrative Agent a detailed list of assets of the Borrower.

Section 6.8    Purpose of Loans

The Borrower shall first use the proceeds of the initial Loans made on the Effective Date to repay all Indebtedness under the Existing Credit Agreement and then proceeds of any Loans made thereafter for its general business purposes, including the purchase of investment securities, provided that in no event shall the proceeds of any Loan be used for purposes which would violate any provision of any applicable statute, rule, regulation, order or restriction applicable to the Borrower or Regulation U.

Section 6.9    Investment Company Status

The Borrower will maintain at all times its Status.

Section 6.10    Calculation of Net Asset Value

The Borrower shall calculate Net Asset Value on a daily basis.

Section 6.11    Ranking of Obligations

The Borrower’s payment obligations under the Credit Documents shall at all times rank senior to all unsecured and unsubordinated Indebtedness and senior to any mandatorily redeemable Preferred Stock issued by the Borrower and at least pari passu, without preference or priority, with all other secured Indebtedness.

Section 6.12    Sanctions Laws and Anti-Corruption Laws

(a)       The Borrower will conduct its businesses in compliance with Anti-Corruption Laws. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower with Anti-Corruption Laws and applicable Sanctions Laws.

(b)       The Borrower agrees to provide the Administrative Agent and any Lender with all information reasonably required by the Administrative Agent or any Lender to carry out its respective obligations under applicable AML Laws and the Administrative Agent’s or any Lender’s respective anti-money laundering policies and procedures.

ARTICLE 7

NEGATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other amounts payable by the Borrower under the Credit Documents shall have been paid in full, the Borrower covenants and agrees with the Credit Parties that:

Section 7.1    Indebtedness; Senior Securities

The Borrower will not:

(a)       create, incur, assume or suffer to exist any liability for Indebtedness, except (i) Indebtedness under the Credit Documents, (ii) Indebtedness (other than any Permitted Additional Debt and any other Indebtedness for borrowed money or Indebtedness evidenced by or otherwise in respect of bonds, debentures, notes or similar instruments), provided that (A) such Indebtedness is incurred in the ordinary course of business, (B) such Indebtedness is permitted to be incurred in accordance with the Fundamental Policies, and (C) immediately after giving effect thereto and any simultaneous repayment of any other Indebtedness, no Default would occur or be continuing, (iii) Indebtedness to the Custodian (1) incurred for the purposes of clearing and settling purchases and sales of securities, or (2) up to an aggregate amount not to exceed $10,000,000 at any one time outstanding under this clause (2), (I) for temporary or emergency purposes or (II) related to any foreign exchange transactions, or (iv) Permitted Additional Debt; provided that both before and immediately after any such Permitted Additional Debt is incurred, no Default or Event of Default shall have occurred and be continuing; and

(b)       issue, sell, create, incur, assume or suffer to exist any Senior Security, except (i) Senior Securities Representing Indebtedness otherwise permitted hereunder and (ii) preferred Equity Interests in connection with any Equity Issuance; provided that (A) both before and immediately after any such Equity Issuance, no Default or Event of Default shall have occurred and be continuing, (B) the Net Cash Proceeds of such Equity Issuance are applied to the prepayment of the Loans in accordance with Section 2.5(d), with an automatic and permanent corresponding reduction in the Aggregate Commitments in accordance with Section 2.3(c) and (C) such Equity Issuance is not otherwise prohibited hereunder.

Section 7.2    Liens

The Borrower will not create, incur, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, except:

(a)       Liens in respect of Indebtedness permitted under Section 7.1(a)(ii) and (iii);

(b)       Liens for Taxes, assessments or similar charges incurred in the ordinary course of business which are not delinquent or which are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with Applicable Accounting Principles, provided that enforcement of such Liens is stayed pending such contest;

(c)       Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with Applicable Accounting Principles, provided that enforcement of such Liens is stayed pending such contest;

(d)       Liens arising out of judgments or decrees affecting the property attributable to the Borrower which are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with Applicable Accounting Principles, provided that enforcement thereof is stayed pending such contest;

(e)       Liens in respect of obligations arising from any (i) repurchase, reverse repurchase or securities lending agreement, (ii) option contract, futures contract, forward contract, (iii) contract for the delayed delivery of securities, or (iv) Hedging Agreement, provided that each such obligation is incurred in the ordinary course of business and in accordance with the Fundamental Policies;

(f)        Liens created or arising out of the Credit Documents (other than Liens securing any Permitted Additional Debt);

(g)       Liens arising in the ordinary course of business under the Custody Agreement, to the extent permitted by the Control Agreement; and

(h)       Liens securing Permitted Additional Debt permitted under Section 7.1(a)(iv); provided that such Liens (i) rank pari passu with the Liens securing the Loans and other Secured Obligations under the Credit Documents, (ii) do not extend to any property or assets other than the Collateral securing the Loans and other Secured Obligations under the Credit Documents and (iii) are subject to an Intercreditor Agreement.

Section 7.3    Fundamental Changes

The Borrower will not (a) consolidate or merge into or with any Person, or (b) in any single transaction or series of related transactions, sell, lease or otherwise transfer, directly or indirectly, all or substantially all of its property.

Section 7.4    Restricted Payments

The Borrower will not declare or pay, or allow to be declared or paid, any dividend, distribution or similar payment in respect of, or redeem any of, its shares if, immediately before or after giving effect thereto, an Event of Default shall or would exist, except to the extent required in order to qualify as a Regulated Investment Company and to otherwise minimize or eliminate federal or state income taxes payable by the Borrower. Notwithstanding the foregoing, the Borrower will not declare or pay, or allow to be paid, any dividend, distribution or similar payment in respect of or redeem its shares if any such payment would violate the ICA.

Section 7.5    Fundamental Policies

The Borrower will not (a) make or maintain any investment other than as permitted by (i) the Fundamental Policies, in each case (A) for more than 10 Business Days after the date the Borrower has knowledge of the making or maintaining of any such non-permitted Investments or (B) if the making or maintaining at any time of any such non-permitted Investment is with respect to Investments constituting (individually or in the aggregate) 2.5% or more of Total Net Assets, for more than 10 Business Days after the date of the making or maintaining of any such non-permitted Investment and (ii) the ICA or (b) amend or otherwise modify the Fundamental Policies.

Section 7.6    Amendments and Changes

(a)       The Borrower will not amend or otherwise modify its Organization Documents or the Custody Agreement, in each case in any way which would adversely affect the rights or remedies of the Credit Parties under the Credit Documents.

(b)       The Borrower will not change its fiscal year if such change would have a Material Adverse Effect. Subject to Section 1.3, the Borrower will not change or permit any change in the accounting principles applied to it, except as required by Applicable Accounting Principles, if such change would have a Material Adverse Effect.

Section 7.7    Financial Covenants

(a)       The Borrower will not permit the Adjusted Asset Coverage to be less than 3.00:1.00 at any time.

(b)       The Borrower will not permit its Senior Debt to at any time exceed the Maximum Permitted Borrowing.

(c)       The Borrower will not permit the Net Asset Value of the Borrower to be less than $1,000,000,000 at any time.

(d)       The Borrower will not permit the Total Leverage Asset Coverage to be less than 2.00:1.00, as of the last Business Day of any month.

Section 7.8    Investment

(a)       The Borrower will not purchase, acquire, or otherwise have exposure (including pursuant to any Derivative Agreement) to, any Investment, other than Permitted Investments, in each case (A) for more than 10 Business Days after the date the Borrower has knowledge of the purchase of, acquisition of, or other exposure with respect to any such prohibited Investment or (B) if such purchase, acquisition or exposure is at any time with respect to Investments constituting (individually or in the aggregate) 2.5% or more of Total Net Assets, for more than 10 Business Days after the date of the purchase of, acquisition of, or other exposure to any such prohibited Investment.

(b)       Other than as permitted by the Borrower’s Additional Investment Restrictions, the Borrower will not enter into or otherwise acquire or hold any Derivative except to mitigate or hedge a risk, such as volatility in applicable interest rates or currency exchange rates, inherent in an Investment held by the Borrower in its portfolio. In no event shall the Borrower enter into or otherwise acquire or hold any Derivative for the purpose of creating or continuing leverage.

(c)       [Reserved.]

(d)       [Reserved.]

(e)       The Borrower will not allow the value of all Excluded Collateral to exceed 10% of Total Net Assets at any time.

(f)       The Borrower will not at any time (i) make or maintain any Investment that is inconsistent with the Additional Investment Restrictions, or (ii) maintain any Investment (other than Asset-backed Securities held by the Borrower on the Effective Date) previously made by the Borrower if, at such time, the Borrower would be prohibited by the Additional Investment Restrictions from making such Investment, in each case (A) for more than 10 Business Days after the date the Borrower has knowledge of the making or maintaining of any such prohibited Investments or (B) if the making or maintaining at any time of any such prohibited Investment is with respect to Investments constituting (individually or in the aggregate) 2.5% or more of Total Net Assets, for more than 10 Business Days after the date of the making or maintaining of any such prohibited Investment.

(g)       The Borrower will not enter into or maintain any derivative, repo, reverse repo or other similar transaction unless (i) the collateral, if any, received or receivable by the Borrower in connection therewith is solely in the form of cash or short-term U.S. treasury securities, and (ii) each counterparty thereto has a minimum senior unsecured unenhanced long term debt rating of at least A- by S&P (or the equivalent rating of another independent rating agency (other than Moody’s) if not so rated by S&P) and at least A3 by Moody’s (or the equivalent rating of another independent rating agency (other than S&P) if not so rated by Moody’s).

Section 7.9    Sanctions and Anti-Corruption Laws

(a)       The Borrower will not, directly or indirectly, use the proceeds of any Borrowing, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Sanctioned Country, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Administrative Agent or otherwise) of Sanctions.

(b)       The Borrower will not and will not permit any Controlled Entity (i) to become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or any Person that is the target of sanctions imposed by the United Nations or by the European Union, or (ii) directly or indirectly to have any investment in or engage in any dealing or transaction with any Person if such investment, dealing or transaction (A) would cause any Credit Party to be in violation of any law or regulation applicable to such Credit Party, or (B) is prohibited by or subject to sanctions under any U.S. Economic Sanctions, or (iii) to engage, nor shall any Affiliate of either engage, in any activity that could subject such Person or any Credit Party to sanctions under CISADA or any similar law or regulation with respect to Iran or any other country that is subject to U.S. Economic Sanctions.

(c)       The Borrower will not, directly or indirectly, use the proceeds of any Borrowing for any purpose which would breach any Anti-Corruption Laws.

Section 7.10    Transactions with Affiliates

The Borrower will not enter into directly or indirectly any material transaction or material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate, except pursuant to the reasonable requirements of the Borrower’s business and upon fair and reasonable terms no less favorable to the Borrower than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate and in compliance in all material respects with the ICA.

Section 7.11    Subsidiaries

The Borrower will not at any time have any Subsidiaries.

ARTICLE 8

EVENTS OF DEFAULT

Section 8.1    Events of Default

Each of the following shall constitute an “Event of Default”:

(a)       any principal of any Loan shall not be paid when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)       any interest on any Loan or any fee, commission or any other amount (other than an amount referred to in paragraph (a) of this Section 8.1) payable under any Credit Document shall not be paid when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

(c)       any representation or warranty made or deemed made by or on behalf of the Borrower in or in connection with any Credit Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Credit Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d)       the Borrower shall fail to observe or perform any covenant, condition or agreement contained in (i) Section 6.1(c) and such failure shall continue unremedied for a period of 5 days, (ii) Sections 6.1(d) or 6.1(e) and such failure shall continue unremedied for a period of 2 days, (iii) Sections 7.7(a) or 7.7(b) and such failure shall continue unremedied for a period of 3 Business Days, (iv) Section 7.7(d) and such failure shall continue unremedied for a period of 30 days or (v) Sections 6.1(a), 6.1(b), 6.3, 6.8 or 6.9 or in Article 7 (other than Sections 7.7(a), 7.7(b) and 7.7(d));

(e)       the Borrower shall fail to observe or perform any covenant, condition or agreement contained in any Credit Document (other than those specified in paragraphs (a), (b), (d) or (o) of this Section 8.1), and such failure shall continue unremedied for a period of 30 days after the Borrower shall, or reasonably should, have obtained knowledge thereof;

(f)        the Borrower shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness when and as the same shall become due and payable (after giving effect to any applicable grace period);

(g)       any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any such Material Indebtedness or any trustee or agent on its or their behalf to cause any such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, provided that this paragraph (g) shall not apply to secured Indebtedness that becomes due solely as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(h)       an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or the debts of the Borrower, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or for a substantial part of the assets of the Borrower; and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)        the Borrower shall (i) voluntarily commence (directly or on its behalf) any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to (directly or on its behalf) the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in paragraph (h) of this Section 8.1, (iii) apply for or consent to (in either case, directly or on its behalf) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)        the Borrower shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k)       (1) the Investment Manager shall fail to be Aberdeen Asset Management Asia Limited, a Singapore corporation, or an Affiliate thereof, (2) the Investment Adviser shall fail to be Aberdeen Asset Management Limited, a New South Wales, Australia corporation, or an Affiliate thereof, (3) the custodian for all of the assets of the Borrower shall fail to be State Street Bank and Trust Company, or an Affiliate thereof, or any successor thereto agreed to in writing by Required Lenders in their sole and absolute discretion, (4) the sole administrator for the Borrower shall fail to be Aberdeen Asset Management, Inc., or an Affiliate thereof, or any successor thereto agreed to in writing by Required Lenders in their sole and absolute discretion, or (5) the independent auditors for the Borrower shall fail to be reasonably acceptable to Required Lenders;

(l)        either of Aberdeen Asset Management Asia Limited, a Singapore corporation, or Aberdeen Asset Management Limited, a New South Wales, Australia corporation, shall fail to be directly or indirectly owned or controlled by Aberdeen Asset Management PLC;

(m)       one or more judgments for the payment of money in an aggregate amount in excess of the Threshold Amount shall be rendered against the Borrower and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, vacated or bonded or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower to enforce any such judgment;

(n)       any Credit Document shall cease, for any reason other than pursuant to its terms, to be in full force and effect (including any failure of an Intercreditor Agreement to be legally valid, binding and enforceable against the holders of any Permitted Additional Debt), or (i) with respect to the Borrower, the Borrower shall so assert in writing or shall disavow any of its obligations under any Credit Document or (ii) with respect to any Person (other than the Administrative Agent), such Person shall contest in any manner the validity or enforceability of an Intercreditor Agreement or shall disavow any of its obligations thereunder;

(o)       the Borrower shall fail to observe or perform any covenant, condition or agreement contained in (i) the Security Agreement (other than in Section 4(a), (b), (d) or (h) thereof) or any other Security Document and such failure shall continue unremedied for a period of 15 days after the Borrower shall, or reasonably should, have obtained knowledge thereof, or (ii) Section 4(a), (b), (d) or (h) of the Security Agreement;

(p)       except as a result of any sale or other transfer of any asset in accordance with the terms of the Credit Documents, any Lien purported to be created under the Security Agreement shall cease to be, or shall be asserted by the Borrower not to be, a valid and perfected Lien on any Collateral having an aggregate fair market value in excess of $1,000,000, with the priority required by the applicable Security Document; or

(q)       the Borrower’s shares shall be suspended from trading on NYSE MKT for more than two consecutive days upon which trading in shares generally occurs on such exchange, or shall be delisted.

Section 8.2    Remedies

If any Event of Default shall occur and be continuing then, and in every such event (other than an event described in paragraph (h) or (i) of Section 8.1), and at any time thereafter during the continuance of such event, the Administrative Agent may and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) declare the Commitments terminated, and thereupon the Commitments shall terminate immediately and/or (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of such Loans so declared to be due and payable, together with accrued and unpaid interest thereon and all fees and other obligations of the Borrower accrued and unpaid under the Credit Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in the case of any event described in paragraph (h) or (i) of Section 8.1, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued and unpaid under the Credit Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

Section 8.3    Application of Funds

After the exercise of remedies provided for in Section 8.2 (or after the Loans have automatically become immediately due and payable as set forth in Section 8.2), any amounts received on account of the Secured Obligations shall, subject to the provisions of Section 2.8 and the Intercreditor Agreement, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article 3) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Secured Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders (including fees and time charges for attorneys who may be employees of any Lender) arising under the Credit Documents and amounts payable under Article 3, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Secured Obligations constituting accrued and unpaid interest on the Loans and other Secured Obligations arising under the Credit Documents, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Secured Obligations constituting unpaid principal of the Loans and Secured Obligations then owing under Secured Hedging Agreements, ratably among the Lenders and the Secured Hedge Counterparties in proportion to the respective amounts described in this clause Fourth held by them; and

Last, the balance, if any, after all of the Secured Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Notwithstanding the foregoing, Secured Obligations arising under Secured Hedging Agreements shall be excluded from the application described above if the Administrative Agent has not received a Secured Party Designation Notice, together with such supporting documentation as the Administrative Agent may request, from the applicable Secured Hedge Counterparty. Each Secured Hedge Counterparty not a party to this Credit Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article 9 for itself and its Affiliates as if a “Lender” party hereto.

ARTICLE 9

THE ADMINISTRATIVE AGENT

Section 9.1    Appointment and Authority

Each of the Lenders hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Credit Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders and the Borrower shall not have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Credit Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. Subject to the final sentence of this Section, the Administrative Agent shall also act as the “collateral agent” under the Credit Documents, and each of the Lenders (including in its capacity as a potential Secured Hedge Counterparty) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by the Borrower to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.5 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article 9 and Article 10 (including Section 10.3, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Credit Documents) as if set forth in full herein with respect thereto. Each of the Lenders (including in its capacity as a potential Secured Hedge Counterparty) authorizes the Administrative Agent (i) to enter into the Intercreditor Agreement, on behalf of such Lender (each Lender hereby agreeing to be bound by the terms of the Intercreditor Agreement, as if it were a party thereto) and (ii) to appoint the Collateral Agent thereunder to act on its behalf as “collateral agent” under the provisions of the Intercreditor Agreement and the Security Documents and to exercise such powers as are set forth in the Intercreditor Agreement or the Security Documents, together with such other powers as are incidental thereto.

Section 9.2    Rights as a Lender

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 9.3    Exculpatory Provisions

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a)        shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)       shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Credit Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)       shall not, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.2 and 8.2) or as otherwise set forth in the Intercreditor Agreement or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower or a Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Credit Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Credit Agreement, any other Credit Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article 5 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 9.4    Reliance by Administrative Agent

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 9.5    Delegation of Duties

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 9.6    Resignation of Administrative Agent

(a)       The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)       If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)       With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.4(h) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Credit Documents, the provisions of this Article and Section 10.3 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (A) while the retiring or removed Administrative Agent was acting as Administrative Agent and (B) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Credit Documents, including (x) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (y) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

Section 9.7    Non Reliance on Administrative Agent and Other Credit Parties

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Credit Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.

Section 9.8    No Other Duties, Etc.

Anything herein to the contrary notwithstanding, none of the Arrangers or bookrunners listed on the cover page hereof shall have any powers, duties or responsibilities under this Credit Agreement or any of the other Credit Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

Section 9.9    Administrative Agent May File Proofs of Claim

In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)        to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 3.2 and 10.3) allowed in such judicial proceeding; and

(b)       to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 3.2 and 10.3.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 9.10    Collateral Matters

Without limiting the provisions of Section 9.9, each of the Lenders (including in its capacity as a potential Secured Hedge Counterparty) irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lien on any property granted to or held by the Administrative Agent under any Credit Document (i) upon termination of the Aggregate Commitments and payment in full of all Secured Obligations (other than contingent indemnification obligations), (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Credit Document, or (iii) subject to Section 10.2, if approved, authorized or ratified in writing by the Required Lenders.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of property, pursuant to this Section 9.10.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by the Borrower in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

Section 9.11    Secured Hedging Agreements

Except as otherwise expressly set forth herein, no Secured Hedge Counterparty that obtains the benefit of the provisions of Section 8.3 or any Collateral by virtue of the provisions hereof or any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Credit Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of any Security Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Credit Documents. Notwithstanding any other provision of this Article 9 to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Obligations arising under Secured Hedging Agreements except to the extent expressly provided herein and unless the Administrative Agent has received a Secured Party Designation Notice of such Secured Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Secured Hedge Counterparty. The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Obligations arising under Secured Hedging Agreements upon the occurrence of both the termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations).

ARTICLE 10

MISCELLANEOUS

Section 10.1    Notices

(a)    Notices Generally.    Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)       if to the Borrower or the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 4; and

(ii)       if to any Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)       Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article 2 if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)    The Platform.    THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet.

(d)    Change of Address, Etc.    Each of the Borrower and the Administrative Agent may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(e)    Reliance by Administrative Agent and Lenders.    The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic Borrowing Requests) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Section 10.2    Waivers; Amendments

(a)       No failure or delay by any Credit Party in exercising any right or power under any Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Credit Parties under the Credit Documents are cumulative and are not exclusive of any rights or remedies that the Credit Parties would otherwise have. No waiver of any provision of any Credit Document or consent to any departure by the Borrower therefrom shall in any event be effective except as provided in Section 10.2(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether any Credit Party may have had notice or knowledge of such Default at the time. Notwithstanding anything to the contrary contained herein or in any other Credit Document but subject to the terms of the Intercreditor Agreement, the authority to enforce rights and remedies hereunder and under the other Credit Documents against the Borrower shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.2 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Credit Documents, (b) any Lender from exercising setoff rights in accordance with Section 10.8 (subject to the terms of Section 2.6(g)), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to the Borrower under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Credit Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.2 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.6(g), any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

(b)       No amendment or waiver of any provision of this Credit Agreement or any other Credit Document, and no consent to any departure by the Borrower therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(i)        waive any condition set forth in Section 5.1 without the written consent of each Lender;

(ii)       extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.2) without the written consent of such Lender;

(iii)      postpone any date fixed by this Credit Agreement or any other Credit Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled or mandatory reduction of the Aggregate Commitments hereunder or under any other Credit Document without the written consent of each Lender directly affected thereby;

(iv)      reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (ii) of the second proviso to this Section 10.2) any fees or other amounts payable hereunder or under any other Credit Document without the written consent of each Lender directly affected thereby;

(v)       change any provision hereof in a manner that would alter the pro rata treatment of the Lenders, including, without limitation, the pro rata sharing of payments required hereby and the pro rata reduction of Commitments required hereby, without the written consent of each Lender affected thereby;

(vi)      change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(vii)     change the currency in which Loans are to be made or payment under the Credit Documents is to be made, or add additional borrowers, without the written consent of each Lender;

(viii)    release all or substantially all of the Collateral from the Liens of the Credit Documents without the written consent of each Lender (except as expressly provided herein or in the applicable Security Document);

(ix)       change Section 7.7(a) (other than an increase in the ratio appearing therein) without the written consent of each Lender; or

(x)       change any provision hereof or in any other Credit Document that would subordinate the Loans or other Obligations hereunder (either in right of payment or security) to any Permitted Additional Debt without the written consent of each Lender, and provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Credit Agreement or any other Credit Document and (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.

(c)       Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

Section 10.3           Expenses; Indemnity; Damage Waiver

(a)            The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Credit Agreement and the other Credit Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights (A) in connection with this Credit Agreement and the other Credit Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)            The Borrower shall indemnify the Administrative Agent (and any subagent thereof) and each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Credit Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Credit Agreement and the other Credit Documents (including in respect of any matters addressed in Section 3.4), (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Credit Document, if the Borrower has obtained a final and non-appealable judgment in its favor on such claim as determined by a court of competent jurisdiction. Without limiting the provisions of Section 3.4(c), this Section 10.4(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)            To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of the Administrative Agent, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, further that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), or against any Related Party acting for the Administrative Agent (or any such subagent) in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.6(d).

(d)           To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Credit Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, or any Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Credit Agreement or the other Credit Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and non-appealable judgment of a court of competent jurisdiction.

(e)           All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f)            The agreements in this Section and the indemnity provisions of Section 10.1(e) shall survive the resignation or replacement of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Secured Obligations.

Section 10.4           Successors and Assigns

(a)            Successors and Assigns Generally.      The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement.

(b)           Assignments by Lenders.     Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)            Minimum Amounts.

(A)          in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)          in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)           Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Credit Agreement with respect to the Loan or the Commitment assigned.

(iii)          Required Consents.     No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)         the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and

(B)          the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender.

(iv)          Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)           No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person.

(vi)          Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Credit Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Credit Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.3, 3.4, 3.7, and 10.3 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Credit Agreement that does not comply with this subsection shall be treated for purposes of this Credit Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)            Register.    The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)            Participations.     Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Credit Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Credit Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.3(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.2(b) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.3, 3.4 and 3.7 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.4(e) shall be delivered to the Lender who sells the participation); provided that such Participant (A) agrees to be subject to the provisions of Sections 3.8 and 10.20 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.3 or 3.4, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower's request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.8 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.8 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.6(g) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Credit Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)            Certain Pledges.   Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Credit Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)            Assignments by Arranger.    The parties hereby agree that the Arranger may, without notice to the Borrower, assign any of its rights and obligations under this Credit Agreement or any other Credit Document to any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its Subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Credit Agreement.

Section 10.5           Survival

All covenants, agreements, representations and warranties made by the Borrower herein, in any other Credit Document and in the certificates or other instruments delivered in connection with or pursuant to this Credit Agreement or any other Credit Document shall be considered to have been relied upon by the Administrative Agent and each Lender and shall survive the execution and delivery of this Credit Agreement and any other Credit Document and the making of any Loans, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as any Loan or any other Obligation shall remain unpaid or unsatisfied. The provisions of Sections 3.3, 3.4, 3.5, 3.6, 3.7 and 10.3 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans and the termination of the Aggregate Commitments or the termination of this Credit Agreement or any provision hereof.

Section 10.6           Counterparts; Integration; Effectiveness; Electronic Execution

(a)            Counterparts; Integration; Effectiveness.    This Credit Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute but one contract. This Credit Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.1, this Credit Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of this Credit Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Credit Agreement.

(b)           Electronic Execution of Assignments and Certain Other Documents.    The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Credit Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Borrowing Requests, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

Section 10.7           Severability

In the event any one or more of the provisions contained in this Credit Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the legal and economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 10.8           Right of Setoff

If an Event of Default shall have occurred and be continuing, each Lender and each of its respective Affiliates is hereby authorized at any time and from time to time to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Credit Agreement or any other Credit Document to such Lender or its respective Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Credit Agreement or any other Credit Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.8 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Secured Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and its respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its respective Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. This Section 10.8 shall be subject to the terms of the Intercreditor Agreement in all respects.

Section 10.9           Governing Law; Jurisdiction; Consent to Service of Process

(a)            THIS CREDIT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(b)            The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Credit Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Credit Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Credit Agreement or the other Credit Documents against the Borrower, or any of its property, in the courts of any jurisdiction.

(c)            The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the Credit Documents in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)           Each party to this Credit Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.1. Nothing in this Credit Agreement will affect the right of any party to this Credit Agreement to serve process in any other manner permitted by law.

Section 10.10         WAIVER OF JURY TRIAL

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.11         Headings

Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Credit Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Credit Agreement.

Section 10.12         Interest Rate Limitation

Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the “charges”), shall exceed the maximum lawful rate (the “maximum rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all of the charges payable in respect thereof, shall be limited to the maximum rate and, to the extent lawful, the interest and the charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated, and the interest and the charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the maximum rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

Section 10.13         Non-Recourse

Each Credit Party hereby agrees for the benefit of each and every trustee, director, officer and record owner of any outstanding shares of the Borrower and any successor, assignee, heir, estate, executor, administrator or personal representative of any such trustee, director, officer and record owner of any outstanding shares (a “Non-Recourse Person”) that (i) no Non-Recourse Person shall have any personal liability for any obligation of the Borrower under any Credit Document or other instrument or document delivered pursuant hereto or thereto; (ii) no claim against any Non-Recourse Person may be made for any obligation of the Borrower under any Credit Document or other instrument or document delivered pursuant hereto or thereto, whether for the payment of principal of, or interest on, the Loans or for any fees, expenses or other amounts payable by the Borrower hereunder or thereunder; and (iii) the obligations or liabilities of the Borrower under any Credit Document or other instrument or document delivered pursuant hereto or thereto, are enforceable solely against the Borrower and its properties and assets.

Section 10.14         Treatment of Certain Information; Confidentiality

Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates, auditors and its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Credit Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Credit Agreement or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Credit Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrower, (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or (j) to any credit insurance provider relating to the Borrower and its obligations. For purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower, provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Borrower, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

Section 10.15         USA Patriot Act Notice

Each Lender that is subject to the Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Patriot Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

Section 10.16         Limitation on Liability

This Credit Agreement is executed on behalf of the Borrower by the Borrower’s officers as officers and not individually and the obligations imposed upon the Borrower by this Credit Agreement are not binding upon any of the Borrower’s trustees, officers or shareholders individually but are binding only upon the Borrower and it assets and property.

Section 10.17         Security

All of the obligations of the Borrower under the Credit Documents are secured by the Security Documents.

Section 10.18         Netting of Payments

In each case, to the extent applicable, the parties hereto agree that, for the purposes of facilitating the efficiency and timeliness of (a) each Lender making available to the Administrative Agent the amount of its Loan to the Borrower of the Effective Date (the “Prefundings”), (b) the making of each such Loan to the Borrower on the Effective Date as a result of the advance to the Borrower by the Administrative Agent of the aggregate amount of such Prefundings (the “New Advances”), (c) the payment by the Borrower to the administrative agent and the lenders under the Existing Credit Agreement of all of its monetary obligations thereunder in accordance therewith (the “Payments”), and (d) the distribution by the administrative agent under the Existing Credit Agreement of certain Payments in accordance with the Existing Credit Agreement (the “Distributions” and, together with the Prefundings, the New Advances and the Payments, the “Transfers”), in the event that any party hereto is to make a Transfer to any other party hereto and such other party is to make a Transfer to such party, then such Transfers shall, to the fullest extent possible, be netted between and among such parties such that only the excess, if any, of one such Transfer over the other such Transfer shall be required to be made by the party obligated to make the larger Transfer.

Section 10.19         No Advisory or Fiduciary Responsibility

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Credit Agreement provided by the Administrative Agent, the Arranger and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Arranger and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents; (ii) (A) the Administrative Agent, the Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent, the Arranger nor any Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; and (iii) the Administrative Agent, the Arranger and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent, the Arranger nor any Lender has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent, the Arranger or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 10.20         Replacement of Lenders

If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.8, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.4), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.3 and 3.4) and obligations under this Credit Agreement and the related Credit Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)            the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.4(b);

(b)           such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Credit Documents (including any amounts under Section 3.7) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c)            in the case of any such assignment resulting from a claim for compensation under Section 3.3 or payments required to be made pursuant to Section 3.4, such assignment will result in a reduction in such compensation or payments thereafter;

(d)           such assignment does not conflict with applicable Laws; and

(e)            in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 10.21         Payments Set Aside

To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver, the Collateral Agent or any other party, in connection with any proceeding under any Debtor Relief Law, pursuant to the Intercreditor Agreement or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Credit Agreement.

Section 10.22         Acknowledgement and Consent to Bail-In of EEA Financial Institutions

Solely to the extent any Lender that is an EEA Financial Institution is a party to this Credit Agreement and notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)            the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b)           the effects of any Bail-In Action on any such liability, including, if applicable:

(i)            a reduction in full or in part or cancellation of any such liability;

(ii)           a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Credit Agreement or any other Credit Document; or

(iii)          the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Section 10.23         Amendment and Restatement of Existing Credit Agreement

On the Effective Date, this Credit Agreement shall amend, restate and supersede the Existing Credit Agreement in its entirety, except as provided in this Section 10.23. On the Effective Date, the rights and obligations of the parties evidenced by the Existing Credit Agreement shall be evidenced by this Credit Agreement and the other Credit Documents and the grant of security interest in the Collateral by the Borrower under the Security Agreement shall continue thereunder and shall not in any event be terminated, extinguished or annulled. Furthermore, for the avoidance of doubt, the effectiveness of this Credit Agreement on the Effective Date shall not terminate, extinguish or annul the continued effectiveness of the Intercreditor Agreement. On the Effective Date, all of the “Loans” (as defined under the Existing Credit Agreement) shall be automatically converted to Loans under this Credit Agreement. On and after the Effective Date, all references to the Existing Credit Agreement in any Credit Document or other document or instrument delivered in connection therewith shall be deemed to refer to this Credit Agreement and the provisions hereof. Nothing contained herein shall be construed as a novation of the “Obligations” or “Secured Obligations” outstanding under and as defined in the Existing Credit Agreement, which shall remain in full force and effect, except as modified hereby. As soon as reasonably practicable after its receipt of its Notes hereunder on the Effective Date, the Lenders party to the Existing Credit Agreement will promptly return to the Borrower, marked “Substituted” or “Cancelled”, as the case may be, any promissory notes of the Borrower held by such Lenders pursuant to the Existing Credit Agreement.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed by their respective authorized representatives as of the day and year first above written.

ABERDEEN ASIA-PACIFIC INCOME FUND, INC.

By:	/s/ Alan Goodson
Name:	Alan Goodson
Title:	Vice President

[Signature Page to Amended and Restated Credit Agreement]

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Paley Chen
Name:	Paley Chen
Title:	Vice President

[Signature Page to Amended and Restated Credit Agreement]

The Bank of Nova Scotia, as Lender

By:	/s/ Eli Mou
Name:	Eli Mou
Title:	Managing Director & Execution Head

[Signature Page to Amended and Restated Credit Agreement]

State Street Bank and Trust Company, as Lender

By:	/s/ Paul Koobatian
Name:	Paul Koobatian
Title:	Vice President

[Signature Page to Amended and Restated Credit Agreement]

BNP Paribas as Lender

By:	/s/ David Seaman
Name:	David Seaman
Title:	Director

National Australia Bank
Ltd., as Lender

By:	/s/ Alex Bolton
Name:	Alex Bolton
Title:	Director

[Signature Page to Amended and Restated Credit Agreement]

Schedule 1 to the Credit Agreement

List of Lenders and Commitments

LENDER	COMMITMENT	APPLICABLE PERCENTAGE
The Bank of Nova Scotia	$30,000,000	30.000000000%
State Street Bank and Trust Company	$30,000,000	30.000000000%
BNP Paribas	$20,000,000	20.000000000%
National Australia Bank Ltd.	$20,000,000	20.000000000%
TOTAL	$100,000,000	100.000000000%

Schedule 2 to the Credit Agreement

Fundamental

Investment Policies

(From Prospectus)

The Fund may invest up to 80% of its total assets, plus the amount of any borrowings for investment purposes, in "Asian debt securities,"' which include: (l) debt securities of Asian Country (as defined below) issuers, including securities issued by Asian Country governmental entities, as well as by banks, companies and other entities which are located in Asian Countries, whether or not denominated in an Asian Country currency; (2) debt securities of other issuers denominated in, or linked to, the currency of an Asian Country, including securities issued by supranational issuers, such as The World Bank and derivative debt securities that replicate, or substitute for, the currency of an Asian Country; (3) debt securities issued by entities which, although not located in an Asian Country, derive at least 50% of their revenues from Asian Countries or have at least 50% of their assets located in Asian Countries; and (4) debt securities issued by a wholly-owned subsidiary of an entity located in an Asian Country, provided that the debt securities are guaranteed by the parent entity located in the Asian Country. With reference to items (3) and (4) above, Asian debt securities may be denominated in an Asian Country currency or in Australian, New Zealand or U.S. dollars. The maximum country exposure to any one Asian Country (other than Korea) is limited to 20% of the Fund's total assets and the maximum currency exposure to any one Asian Country currency (other than Korea) is limited to 10% of the Fund's total assets. The maximum country exposure for Korea is limited to 40% of the Fund's total assets, and the maximum currency exposure for Korea is limited to 25% of the Fund's total assets.

"Asian Countries" (each, an “Asian Country”) include Bangladesh, China, Hong Kong, India, Indonesia, Japan, Malaysia, Pakistan, the Philippines, Singapore, South Korea, Taiwan, Thailand, Vietnam, Sri Lanka, Kazakhstan and Mongolia, and such other countries on the Asian continent approved for investment by the Board of Directors upon the recommendation of Aberdeen Asset Management Asia Limited, the Fund's investment manager (“AAMAL” or the “Investment Manager”).

S-2-1

At least 20% of the Fund's total assets will be invested in “Australian debt securities,” which include: (1) debt securities of Australian issuers, including securities issued by Australian governmental entities, as well as by banks, companies and other entities which are located in Australia, whether or not denominated in the Australian dollar; (2) debt securities of other issuers, denominated in, or linked to, the Australian dollar, including securities issued by supranational issuers, such as The World Bank and derivative debt securities that replicate, or substitute for, the Australian dollar; (3) debt securities issued by entities which, although not located in Australia, derive at least 50% of their revenues from Australia or have at least 50% of their assets located in Australia; and (4) debt securities issued by a wholly-owned subsidiary of an entity located in Australia, provided that the debt securities are guaranteed by the parent entity located in Australia. With reference to items (3) and (4) above, Australian debt securities may be denominated in Australian, New Zealand or U.S. dollars.

The Fund may also invest in “New Zealand debt securities,” which include: (1) debt securities of New Zealand issuers, including securities issued by New Zealand governmental entities, as well as by banks, companies and other entities which are located in New Zealand, whether or not denominated in the New Zealand dollar; (2) debt securities of other issuers, denominated in, or linked to, the New Zealand dollar, including securities issued by supranational issuers, such as The World Bank and derivative debt securities that replicate, or substitute for, the New Zealand dollar; (3) debt securities issued by entities which, although not located in New Zealand, derive at least 50% of their revenues from New Zealand or have at least 50% of their assets located in New Zealand; and (4) debt securities issued by a wholly-owned subsidiary of an entity located in New Zealand, provided that the debt securities are guaranteed by the parent entity located in New Zealand. With reference to items (3) and (4) above, New Zealand debt securities may be denominated in Australian, New Zealand or U.S. dollars. The maximum country exposure for New Zealand is limited to 35% of the Fund's total assets, and the maximum currency exposure for New Zealand is limited to 35% of the Fund's total assets.

During periods when, in the Investment Manager's, Aberdeen Asset Management Limited's, the Fund's investment adviser (the “Investment Adviser”), or Aberdeen Asset Managers Limited's, the Fund's sub-adviser (the “Sub-Adviser'”) (collectively, the “Advisers'”) judgment, economic conditions warrant a temporary defensive investment policy, the Fund may temporarily invest up to l 00% of its assets in U.S. debt securities.

S-2-2

In order to accommodate investment in Asian markets, the Fund may invest up to 35% of its total assets in Asian debt securities rated by below BBB- by Standard & Poor's, a division of The McGraw-Hill Companies (“S&P'”) or Baa3 by Moody's Investor Services, Inc. (“Moody's”) (also known as “junk bonds”), or judged by the Advisers, to be, below investment grade at the time of investment, provided that, with the approval of the Board of Directors the ratings of other recognized rating services may be used. The Fund may invest up to 35% of its total assets in Asian debt securities which may be deemed to be illiquid.

The Fund may invest up to 10% of its total assets in securities rated by S&P or Moody's, or judged by the Advisers to be, below B- at the time or investment, provided that, with the approval of the Board of Directors, the ratings of other recognized ratings services may be used.

The Fund may enter into repurchase agreements with banks and broker-dealers pursuant to which the Fund may acquire a security for a relatively short period (usually no more than a week) subject to the obligations of the seller to repurchase and the Fund to resell such security at a fixed time and price. The Fund will enter into repurchase agreements only with parties who meet creditworthiness standards approved by the Board of Directors, i.e., banks or broker-dealers which have been determined by the Advisers to present no serious risk of becoming involved in bankruptcy proceedings within the period contemplated by the repurchase transaction.

(From Statement of Additional Information)

The following restrictions are fundamental, which means these restrictions cannot be changed without the approval of the holders of a majority of the Fund's outstanding voting securities. A majority of the Fund's outstanding voting securities means the lesser of (i) 67% or more of the shares represented at a meeting at which more than 50% of the outstanding shares are represented or (ii) more than 50% of the outstanding shares. In the event that the Fund issues preferred shares, changes in investment restrictions would also require approval by a majority of the outstanding preferred shares, voting as a separate class. If a percentage restriction on investment or use of assets set forth below is adhered to at the time a transaction is effected, later changes in a percentage resulting from changing values will not be considered a violation.

S-2-3

The Fund will not:

(1) issue senior securities, except (a) insofar as the Fund may be deemed to have issued a senior security in connection with any repurchase or securities lending agreement or any borrowing agreement permitted by these investment restrictions and (b) that the Fund may issue one or more series of its preferred stock, if permitted by its Articles of Incorporation, including Articles of Amendment and Articles Supplementary thereto:

(2) borrow money, except as permitted under, or to the extent not prohibited by, the Investment Company Act of 1940, as amended, and as interpreted or modified by regulatory authority having jurisdiction, from time to time;

(3) engage in the business of underwriting securities issued by others, except to the extent that the Fund may be deemed to be an underwriter in connection with the disposition of portfolio securities;

(4) purchase or sell real estate, which term does not include securities of companies that deal in real estate or mortgages or investments secured by real estate or interests therein, except that the Fund reserves freedom of action to hold and to sell real estate acquired as a result of the Fund's ownership of securities;

(5) purchase physical commodities or contracts relating to physical commodities:

(6) make loans to other persons, except as permitted under, or to the extent not prohibited by, the Investment Company Act of 1940, as amended, and as interpreted or modified by regulatory authority having jurisdiction, from time to time:

(7) concentrate its investments in a particular industry or group of industries, as those terms are used in the Investment Company Act of 1940, as amended or modified by regulatory authority having jurisdiction from time to time, except that at any time the Fund has invested more than 25% of its total assets in securities of issuers of a particular country, the Fund may invest more than 25% of its assets, and up to the amount of its total assets invested in securities of issuers of that country, in securities issued or guaranteed, as to payment of principal and interest, by the government (including governmental subdivisions) or governmental entities or instrumentalities of that country.

With respect to Restriction 7 above, the Fund will invest 25% or more of its assets in Australian governmental securities and will limit its investments in the governmental securities of any other single foreign country to less than 25% of its assets. For purposes of Restriction 7, above, “securities of issuers of a particular country” shall include: (a) securities of issuers located in that country; (b) securities that are denominated in, or linked to, the currency of that country, including securities of supranational issuers and derivative securities that replicate, or substitute for, the currency of that country; (c) securities of issuers that derive at least 50% of their revenues from that country or have at least 50% of their assets located in that country; (d) securities issued by a parent or subsidiary of and guaranteed by, an entity located in that country; (e) securities issued by the government (including governmental subdivisions) or governmental entities or instrumentalities of that country; and (f) repurchase agreements with respect to any of the foregoing securities.

S-2-4

Non-Fundamental

Investment Policies

(From Prospectus)

A maximum of 20% of the Fund's total assets in Asian debt securities can be denominated in any combination of Yen, Euro and British pound.

The Fund may invest up to I 0% of the Fund's total assets in secondary market bank loans, up to I 0% of the Fund's total assets in convertible securities and other hybrid securities, and up to 10% of the Fund's total assets in asset-backed securities.

The Fund currently utilizes and in the future expects to continue to utilize leverage through borrowings or through other transactions, such as reverse repurchase agreements, which have the effect of leverage. The Fund may also utilize leverage through the issuance of debt securities or preferred stock. The Fund may use leverage up to 33 1/3% of its total assets (including the amount obtained through leverage). The Fund generally will not utilize leverage if it anticipates that the Fund's leveraged capital structure would result in a lower return to shareholders than that obtainable over time with an unleveraged capital structure. Use of leverage creates an opportunity for increased income and capital appreciation for shareholders but, at the same time, creates special risks, and there can be no assurance that a leveraging strategy will be successful during any period in which it is employed.

Consistent with its investment objectives, the Fund may invest in a broad array of financial instruments and securities in which the value of the instrument or security is "derived" from the performance of an underlying asset or a "benchmark" such as a security index, an interest rate or a foreign currency ("derivatives"). The Fund may use derivatives to manage currency, interest rate and credit risk and as a substitute for physical securities. The Fund may use interest rate swaps to hedge the Fund's liability with respect to its leverage. There is no limit on the amount of interest rate swap transactions that may be entered into by the Fund. Derivative debt securities that replicate, or substitute for, the currency of a particular country will be counted toward the limitations applicable with respect to issuers in that country. The Fund may invest in over-the-counter or exchange-traded derivatives. The Fund may invest in derivatives up to the limits allowed under the 1940 Act. The following guidelines apply with respect to the Fund's derivative investments:

(a)       The Fund will only use counterparty institutions rated A- or better by recognized international rating agencies, except with respect to Korean futures. In Korea, brokerage houses with Korean futures exchanges require deposits into margin accounts, and in many cases, these accounts are with unrated entities.

S-2-5

(b)       A maximum of 7.5% of the Fund's total assets may be invested in a derivative transaction with any single counterparty.

(c)       A maximum of 20% of the Fund's total assets may have exposure to currency linked notes.

(d)       A maximum of 10% of the Fund's total assets may be at risk to any single counterparty (aggregate interest rate, currency and credit derivatives).

(e)       Exchange-traded derivatives may only be traded on regulated derivative exchanges and a maximum of 35% of the Fund's total assets may have exposure to exchange-traded derivatives.

(f)       The Fund's maximum gross exposure (long plus short positions) to derivatives traded on the Sydney Futures Exchange is 20% of its total assets and the maximum net exposure (long positions minus short positions) to derivatives traded on the Sydney Futures Exchange is 15% of the Fund's total assets.

(g)       A maximum of 20% of the Fund's total assets may have exposure to derivatives traded on the Chicago Board of Trade.

(h)       A maximum of 7% of the Fund's total assets may have exposure to derivatives traded on any one Asian Futures Exchanges.

The Fund may invest in securities issued by investment companies registered as such under the 1940 Act and unregistered, private funds (each, an “acquired company”), subject to the limitations below (which are to be applied immediately after the acquisition of such securities).

The Fund may not acquire securities issued by an acquired company:

●  if the value of such securities exceeds 3% of the total outstanding voting stock of the acquired company;

●  if the aggregate value of such securities would exceed 5% of the value of the total assets of the Fund: or

S-2-6

●  if the aggregate value of such securities, together with all other acquired company securities in the Fund's portfolio, would exceed 10% of the value of the total assets of the Fund.

As a non-diversified company, there is no investment restriction on the percentage of the Fund's assets that may be invested at any time in the securities of any issuer. However, the Fund intends to limit its investments in the securities of any issuer, except for securities issued or guaranteed as to payment of principal and interest by Australian, New Zealand or Asian Country governmental entities, to 5% of its total assets at the time of purchase. The Fund may invest without limitation in securities of Australian governmental entities and intends to invest at least 25% of its assets in securities of Australian governmental entities. The Fund may, at the time of purchase, invest up to 24.9% of its total assets in New Zealand governmental securities and Korea governmental securities. The Fund also may, at the time of purchase, invest up to 15% of its total assets in Asian Country (other than Korea) governmental securities. The Fund intends to invest in a variety of debt securities, with differing issuers, maturities and interest rates, and to comply with the diversification and other requirements of the U.S. Internal Revenue Code of 1986, as amended (the "Code") applicable to regulated investment companies so that the Fund will not be subject to U.S. federal income taxes on its net investment income. The average U.S. dollar weighted maturity of the Fund's portfolio is not expected to exceed 10 years.

S-2-7

Schedule 3 to the Credit Agreement

Existing Asset-backed Securities

None

Schedule 4 to Credit Agreement

Administrative Agent’s Office; Certain Addresses for Notices

ADMINISTRATIVE AGENT:

Administrative Agent’s Office

(for payments and Requests for Credit Extensions):

Bank of America, N.A.

ONE INDEPENDENCE CENTER

101 N TRYON ST

Mail Code: NC1-001-05-46

Charlotte, NC 28255-0001

Attention: James P. Hood III

Telephone: (980) 386-4308

Telecopier: (704) 409-0599

Electronic Mail: james.p.hood_iii@baml.com

Other Notices as Administrative Agent:

Bank of America, N.A.

Agency Management

222 Broadway, 14th Floor

Mail Code: NY3-222-14-03

New York, NY 10038

Attention: Paley Chen

Telephone: (646) 556-0753

Telecopier: (212) 548-8944

Electronic Mail: Paley.Chen@baml.com

BORROWER:

Aberdeen Asia-Pacific Income Fund, Inc.

c/o Aberdeen Asset Management Inc.

1735 Market Street, 32nd Floor

Philadelphia, PA 19103

Attn: Alan Goodson

Telephone: 215-405-5765

Facsimile: 215-405-5780

Electronic Mail: alan.goodson@aberdeen-asset.com

EXHIBIT A-1

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] 1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto in the amount[s] and equal to the percentage interest[s] identified below of all the outstanding rights and obligations under the facility identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

1 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

2 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

3 Select as appropriate.

4 Include bracketed language if there are either multiple Assignors or multiple Assignees.

A-1 - 1

Form of Assignment and Assumption

[Assignor [is] [is not] a Defaulting Lender]

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrower: Aberdeen Asia-Pacific Income Fund, Inc.

4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement: Amended and Restated Credit Agreement, dated as of April 7, 2017, among Aberdeen Asia-Pacific Income Fund, Inc., as Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent

6.	Assigned Interest[s]:

Assignor[s][5]	Assignee[s][6]	Facility Assigned	Aggregate Amount of Commitments for all Lenders[7]	Amount of Commitments Assigned	Percentage Assigned of Commitments[8]	CUSIP Number
		Revolving Credit Commitment	$	$	%
		Revolving Credit Commitment	$	$	%
		Revolving Credit Commitment	$	$	%

[7.	Trade Date: ][9]

Effective Date:                                   , 20       [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

5 List each Assignor, as appropriate.

6 List each Assignee and, if available, its market entity identifier, as appropriate.

7 Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

8 Set forth, to at least 9 decimals, as a percentage of the Commitments of all Lenders thereunder.

9 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

A-1 - 2

Form of Assignment and Assumption

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S][10]
[NAME OF ASSIGNOR]

By:
Name:
Title:

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE[S][11]
[NAME OF ASSIGNEE]

By:
Name:
Title:

[NAME OF ASSIGNEE]

By:
Name:
Title:

10 Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

11 Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

A-1 - 3

Form of Assignment and Assumption

[Consented to and][12] Accepted:

BANK OF AMERICA, N.A., as
Administrative Agent

By:
Name:
Title:

[Consented to:][13]

By:
Name:
Title:

12 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

13 To be added only if the consent of the Borrower and/or other parties is required by the terms of the Credit Agreement.

A-1 - 4

Form of Assignment and Assumption

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

[                                     ]14

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.        Representations and Warranties.

1.1.    Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2.    Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.4(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.4(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

14 Describe Credit Agreement at option of Administrative Agent.

A-1 - 5

Form of Assignment and Assumption

2.       Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3.       General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

A-1 - 6

Form of Assignment and Assumption

Exhibit A-2 to Credit Agreement

Form of Administrative Questionnaire

1

ADMINISTRATIVE QUESTIONNAIRE – (US DOLLAR ONLY)

CONFIDENTIAL INFORMATION

1.	Information as of date (enter date):

2.	Borrower or Deal Name: Aberdeen Asia-Pacific Income Fund

3.	Legal Name of Lender of Record for Signature Page:
Markit Entity Identifier (MEI) #:
Fund Manager Name (if applicable):
Legal Address from Tax Document of Lender of Record:
Country:
Address:
City:	State/Province:	Postal Code:

4.	Domestic Funding Address:	5.	Eurodollar Funding Address (if different than #4):
Street Address:		Street Address:
Suite/ Mail Code:		Suite/ Mail Code:
City: State:		City: State:
Postal Code: Country:		Postal Code: Country:

6.	Credit Contact Information:
Syndicate level information (which may contain material non-public information about the Borrower and its related parties or their respective securities will be made available to the Credit Contact(s). The Credit Contacts identified must be able to receive such information in accordance with his/her institution’s compliance procedures and applicable laws, including Federal and State securities laws.

Primary Credit Contact:	Secondary Credit Contact:
First Name:	First Name:
Middle Name:	Middle Name:
Last Name:	Last Name:
Title:	Title:
Street Address:	Street Address:
Suite/Mail Code:	Suite/Mail Code:
City:	City:
State:	State:
Postal Code:	Postal Code:
Country:	Country:
Office Telephone #:	Office Telephone #:
Office Facsimile #:	Office Facsimile #:
Work E-Mail Address:	Work E-Mail Address:
SyndTrak E-Mail Address:	SyndTrak E-Mail Address:

Additional SyndTrak User Access:
Enter E-Mail Addresses of any respective contact who should have access to SyndTrak below.

SyndTrak E-Mail Addresses:

Primary Operations Contact:	First:	MI:	Last:

2

ADMINISTRATIVE QUESTIONNAIRE – (US DOLLAR ONLY)

CONFIDENTIAL INFORMATION

Title:	First: MI: Last:
Street Address:	Title:
Suite/ Mail Code:	Street Address:
City: State:	Suite/ Mail Code:
Postal Code: Country:	City: State:
Telephone: Facsimile:	Postal Code: Country:
E-Mail Address:	Telephone: Facsimile:
SyndTrak E-Mail Address:	E-Mail Address:
SyndTrak E-Mail Address:

Secondary Operations Contact:

Does Secondary Operations Contact need copy of notices? YES ☐    NO ☐

Letter of Credit Contact:	Draft Documentation Contact or Legal Counsel:
First: MI: Last:	First: MI: Last:
Title:	Title:
Street Address:	Street Address:
Suite/ Mail Code:	Suite/ Mail Code:
City: State:	City: State:
Postal Code: Country:	Postal Code: Country:
Telephone: Facsimile:	Telephone: Facsimile:
E-Mail Address:	E-Mail Address:

7.	Lender’s Fed Wire Payment Instructions:

Pay to:

Bank Name:
ABA #:
City:	State:
Account #:
Account Name:
Attention:

8.	Lender’s Standby Letter of Credit, Commercial Letter of Credit, and Bankers’ Acceptance Fed Wire Payment Instructions (if applicable):

Pay to:
Bank Name:
ABA #:
City:	State:
Account #:
Account Name:
Attention:

Use Lender’s Fed Wire Payment Instructions in Section #7 above?  YES ☐    NO ☐

9.	Lender’s Organizational Structure and Tax Status

3

ADMINISTRATIVE QUESTIONNAIRE – (US DOLLAR ONLY)

CONFIDENTIAL INFORMATION
Please refer to the enclosed withholding tax instructions below and then complete this section accordingly:

Lender Taxpayer Identification Number (TIN):	-

Tax Withholding Form Delivered to Bank of America (check applicable one):

W-9 ☐	W-8BEN ☐	W-8BEN-E ☐	W-8ECI ☐	W-8EXP ☐	W-8IMY ☐

Tax Contact:
First: MI: Last:
Title:
Street Address:
Suite/ Mail Code:
City: State:
Postal Code: Country:
Telephone: Facsimile:
E-Mail Address:
SyndTrak E-Mail Address:

NON–U.S. LENDER INSTITUTIONS

1.	Corporations:

If your institution is organized outside of the United States, is classified as a Corporation or other non-flow through entity for U.S. federal income tax purposes, and is the beneficial owner of the interest and other income it receives, you must complete one of the following three tax forms, as applicable to your institution: a.) Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (and a U.S. Tax Compliance Certificate if applicable)) or Form W-8BEN-E, b.) Form W-8ECI (Certificate of Foreign Person’s Claim that Income is Effectively Connected with the Conduct of a Trade or Business in the United States), or c.) Form W-8EXP (Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding and Reporting).

A U.S. taxpayer identification number is required for any institution submitting a Form W-8 ECI. It is also required on Form W-8BEN or Form W-8BEN-E for certain institutions claiming the benefits of a tax treaty with the U.S. Please refer to the instructions when completing the form applicable to your institution.

2.	Flow-Through Entities

If your institution is organized outside the U.S., and is classified for U.S. federal income tax purposes as either a Partnership, Trust, Qualified or Non-Qualified Intermediary, or other non-U.S. flow-through entity, an original Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. branches for United States Tax Withholding and Reporting) must be completed by the intermediary together with a withholding statement. Flow-through entities other than Qualified Intermediaries are required to include tax forms for each of the underlying beneficial owners.

Please refer to the instructions when completing this form

U.S. LENDER INSTITUTIONS:

If your institution is incorporated or organized within the United States, you must complete and return Form W-9 (Request for Taxpayer Identification Number and Certification).

4

ADMINISTRATIVE QUESTIONNAIRE – (US DOLLAR ONLY)
CONFIDENTIAL INFORMATION
Pursuant to the language contained in the tax section of the Credit Agreement, the applicable tax form for your institution must be completed and returned on or prior to the date on which your institution becomes a lender under this Credit Agreement. Failure to provide the proper tax form when requested will subject your institution to U.S. tax withholding.

*Additional guidance and instructions as to where to submit this documentation can be found at this link:

IRS Tax Form Tool Kit.pdf

10.	Bank of America’s Payment Instructions:

Pay to:	Bank of America, N.A.
ABA # 026009593
New York, NY
Account #: 1366072250600
Attn: Wire Clearing Acct for Syn Loans - LIQ
Ref: Aberdeen Asia-Pacific

EXHIBIT B

FORM OF NOTE

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to                                            or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Amended and Restated Credit Agreement, dated as of April 7, 2017 (as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

Form of Note

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Aberdeen Asia-Pacific Income Fund, Inc.

By:
Name:
Title:

Form of Note

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

Form of Note

EXHIBIT C-1

FORM OF SPECIAL NEW YORK COUNSEL TO BORROWER

April 10, 2013

Bank of America, N.A.

as Administrative Agent under the Credit

Agreement referred to below

One Bryant Park

New York, NY 10036

The Lenders party to the Credit Agreement

Ladies and Gentlemen:

We have acted as special New York counsel to Aberdeen Asia-Pacific Income Fund, Inc., a Maryland corporation (the “Borrower”), in connection with the Credit Agreement dated as of the date hereof (the “Credit Agreement”), between the Borrower, the lenders from time to time party thereto (the “Lenders”) party thereto and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement. As such counsel, we have been requested to render our opinion as to certain matters pursuant to Section 5.1(c) of the Credit Agreement.

In this connection with this opinion, we have examined copies of the following documents, each of which is dated as of the date hereof unless otherwise noted:

(a)	the Credit Agreement;

(b)	the Security Agreement (the “Security Agreement”) by and between the Borrower and the Administrative Agent;

(c)	the Control Agreement (the “Control Agreement”) among the Borrower, the Administrative Agent and State Street Bank and Trust Company, as custodian (the “Custodian”); and

(d)	the Notes (the “Promissory Note”) issued by the Borrower and delivered on the date hereof.

Bank of America, N.A.,

as Administrative Agent

The Lenders

April 10, 2013

The agreements referred to in the foregoing clauses (a) through (d) above are hereinafter referred to collectively as the “Loan Documents”).

We have also examined and, as to matters of fact that are material to the opinions expressed herein, relied upon the representations and warranties of the Borrower, as applicable, in the Loan Documents and certificates of public officials and certificates of the Borrower. We have not independently established those facts.

In our examination, we have assumed:

(A)	the genuineness of all signatures;

(B)	the authenticity of all partnership records, agreements documents, instruments and certificates submitted to us as originals, the conformity to original documents and agreements of all documents and agreement submitted to as conformed, certified or photostatic copies thereof and the authenticity of the originals of such conformed, certified or photostatic copies;

(C)	the existence of each party to the Loan Documents;

(D)	each party to the Loan Documents has the requisite power and authority to enter into the Loan Documents to which it is a party and to consummate the transactions contemplated thereby;

(E)	the due authorization of all Loan Documents by all parties thereto;

(F)	the execution of all Loan Documents by all parties thereto;

(G)	the delivery of all Loan Documents by all parties thereto [(other than the Borrower)];

(H)	the legal right and power of all parties to the Loan Documents under all applicable laws and regulations to enter into, execute and deliver the Loan Documents;

(I)	that each Loan Document is the legal, valid and binding obligation of each party thereto other than the Borrower, enforceable against each such party in accordance with its terms;

(J)	except as addressed by our opinion in paragraph 4 below, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for due execution, delivery or performance by the Borrower of any Loan Document or, if any such authorization, approval, action, notice or filing is required, it has been duly obtained, taken, given or made and is in full force and effect;

Bank of America, N.A.,

as Administrative Agent

The Lenders

April 10, 2013

(K)	that borrowings under the Credit Agreement, and the use of proceeds thereof will occur in conformance with the covenants and representations and warranties contained in the Credit Agreement; and

(L)	for the purposes of our opinions in paragraph 9 below: (i) the Custodian is a “securities intermediary” within the meaning of Section 8-102(a)(14) of the New York Uniform Commercial Code, as in effect on the date hereof (the “NYUCC”) and a “bank” within the meaning of Section 9-102(a) of the NYUCC, (ii) the Borrower is the only customer with respect to the Collateral Account (as hereinafter defined) and the assets credited to the Collateral Account, (iii) the Custodian’s jurisdiction for purposes of Article 8 of the NYUCC is New York and (iv) the Collateral Account is a “securities account” within the meaning of Section 8-501 of the NYUCC, and to the extent of cash in the Collateral Account the Collateral Account is a “deposit account” within the meaning of Section 9-102(a)(29) of the NYUCC.

We have not independently established the validity of the foregoing assumptions.

We are members of the bar of the State of New York only. We express no opinion as to the laws of any jurisdiction other than the law of the State of New York (including the NYUCC), the federal laws of the United States of America, in each case of a type that counsel exercising customary due diligence would reasonably recognize as being applicable to the transactions of the type contemplated the Loan Documents and the present judicial interpretations thereof (the “Generally Applicable Laws”).

When used in this letter, the phrase “to our knowledge” means the current actual conscious awareness of facts, without any investigation, by attorneys within our firm who are actively involved in representing the Borrower in connection with the matters referred to herein or in connection with the preparation of this opinion. We have not investigated any court docket.

Based upon and subject to the foregoing and upon such other investigation as we have deemed necessary and subject to the additional assumptions, qualifications and exceptions set forth below, we are of the opinion that:

1.	The Company is duly registered as a closed-end, non-diversified registered investment company under the Investment Company Act of 1940, as amended, and is a “regulated investment company” under Section 851 of the Code, and each of Aberdeen Asset Management Asia Limited, Aberdeen Asset Management Limited, and Aberdeen Asset Managers Limited is duly registered as an investment adviser under the Advisers Act.

2.	To our knowledge, no action or proceeding against and naming the Borrower is pending or overtly threatened by written communication to the Borrower before any court, governmental authority or arbitrator that calls into question the validity or enforceability of any of the Loan Documents.

Bank of America, N.A.,

as Administrative Agent

The Lenders

April 10, 2013

3.	Each Loan Document to which the Borrower is a party constitutes the valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

4.	The execution, delivery and performance by each of the Borrower of each Loan Document to which it is a party and the consummation by the Borrower its obligations under each Loan Document (a) do not violate (i) any Generally Applicable Law or (ii) to our knowledge, any order, writ, judgment or decree of any New York or federal court binding upon the Borrower or its assets and (b) will not breach or default under or require the creation or imposition of any Lien (other than the security interests created under any Loan Document) or the consent of any person that has not been obtained under any contract or written agreement set forth on Schedule 1 hereto.

5.	The execution, delivery and performance by the Borrower of the Loan Documents to which it is a party do not require any notice to, approval from or filing with any governmental authority of the State of New York or the United States (“Governmental Approvals”), except (i) filings necessary to perfect, or to continue the perfection of, security interests in the Collateral (as defined in the Security Agreement), (ii) filings required to be made after the date hereof to maintain good standing and to maintain or renew licenses and permits required for the Borrower to operate its respective businesses in the ordinary course of business, (iii) Governmental Approvals required for the exercise by the Administrative of its rights and remedies under the Loan Documents, (iv) Governmental Approvals for Collateral as to which perfection is not governed by Article 9 of the Uniform Commercial Code and (v) Governmental Approvals which have been obtained, given or made.

6.	The Security Agreement creates a valid security interest to secure the Secured Obligations (as defined in the Security Agreement) in favor of the Administrative in those items and types of Collateral (as defined in the Security Agreement) specified therein in which a security interest may be created under Article 9 of the NYUCC (the “Article 9 Collateral”).

7.	To the extent that the Custodian is the “securities intermediary” and the “bank” with which the Borrower maintains the Collateral Account (as defined in such Control Agreement) pledged under the Security Agreement, the Administrative Agent has a perfected security interest by control in such Collateral Account (other than as to Identified Securities (as defined in the Control Agreement) unless such Identified Securities have been indorsed to the Administrative Agent, the Custodian or in blank and are being held by the Custodian as agent for the Administrative Agent) pursuant to Section 8-106 and Section 9-104 of the NYUCC pursuant to the Control Agreement.

The foregoing opinions are subject to the following assumptions, qualifications and exceptions:

A.	The opinions expressed in opinion paragraphs 3 and 6 above are qualified (i) by the effects of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally, (ii) insofar as the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and the discretion of the court before which any enforcement of any Loan Document may be brought, and (iii) insofar as enforcement proceedings with respect to any such Loan Documents may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity), including principles of commercial reasonableness and an implied covenant of good faith and fair dealing. Such principles of equity are of general application, and in applying such principles, a court, among other things, might not allow a creditor to accelerate the maturity of a debt, to realize upon any security for the payment of such debt upon the occurrence of a default deemed immaterial, or to exercise any right of set-off with respect to debt which is neither matured nor accelerated, or might decline to order a borrower to specifically perform covenants. Insofar as provisions provide for indemnification, the enforcement thereof may be limited by public policy considerations. The opinions expressed in opinion paragraphs 3 and 6 above are further subject to the qualification that certain remedial provisions of the Loan Documents are or may be unenforceable in whole or in part under the laws of the State of New York, but the inclusion of such provisions does not affect the validity of any Loan Document in which any such provision is included, and such Loan Documents contain adequate provisions for enforcing payment of the obligations thereunder and for the practical realization of the rights and benefits afforded thereby.

Bank of America, N.A.,

as Administrative Agent

The Lenders

April 10, 2013

B.	We wish to point out that Sections 9-301 through 9-307 of the NYUCC provide certain rules for the perfection of security interests in multiple state transactions. Such rules provide that the law of jurisdictions other than those covered in the opinions expressed herein may govern the perfection of the security interests created by the Loan Documents and the effect of perfection or non-perfection.

C.	We note that the validity, perfection and enforceability of a security interest in after-acquired property, money, or certain securities or instruments are subject to limitations under the Bankruptcy Code (including Section 552). We also note that the security interest in the proceeds of any Collateral may be subject to Section 9-315 of the NYUCC. In addition, no opinion is expressed with respect to (i) the validity or enforceability of any provision of the Loan Documents purporting to give a security interest in a claim or right with respect to any insurance policy, other than “health-care-insurance receivables” (as defined in the NYUCC) or (ii) the validity or enforceability of those provisions of the Loan Documents relating to the creation or existence of security interests in tort claims.

D.	We call to your attention that in many cases where the NYUCC renders anti-assignment provisions contained in agreements, instruments or other documentation creating or evidencing collateral ineffective for the purposes of the creation, attachment or perfection of a security interest, the security interest is not enforceable against the account debtor or other person obligated under such agreement, instrument or other documentation.

Bank of America, N.A.,

as Administrative Agent

The Lenders

April 10, 2013

E.	The opinions set forth above are subject to (i) provisions of Section 9-615 of the NYUCC which may limit the ability of a secured party to collect a deficiency from a “debtor” or “obligor” (including guarantors) in the event a sale of collateral is not conducted in a commercially reasonable manner or in the event of certain dispositions to the secured party or a person related to a secured party, (ii) provisions of any Loan Document which purport to define whether any disposition constitutes a commercially reasonable disposition and (iii) provisions of any Loan Document which purport to waive any rights of a party thereto or duties of any Secured Party, in violation of Section 9-602 of the NYUCC. We note that sales by the Administrative Agent under the Loan Documents of Collateral constituting securities under applicable Federal or state securities laws require compliance with such laws or an exemption therefrom.

F.	We express no opinion as to (i) whether any person has title to any Collateral or, (ii) except as set forth in opinion paragraph 7 above, whether any security interest therein is perfected, (iii) the priority of any security interest, (iii) any provisions of the Loan Documents insofar as they relate to (1) the subject matter jurisdiction of the federal courts to adjudicate any controversy relating to the Loan Documents, (2) the waiver of defenses and the waiver of inconvenient forum and the advance waiver of claims, defense and rights granted under applicable law, (3) the waiver of the right to a jury trial or of notice, opportunity for a hearing, evidentiary requests, statutes of limitation or other procedural rights, (4) the waiver of objection of venue set forth in the Loan Documents with respect to proceedings in the courts specified therein, (5) the establishment of a contractual rate of interest after judgment, (6) adjustments of payments among Lenders or rights of set-off, (7) obligations to make any agreement in the future, (8) severability, (9) determinations whether any particular sale of Collateral is commercially reasonable, (10) any provisions for liquidated damages, (11) provisions for default interest, late charges or other economic remedies to the extent such provisions are deemed to constitute a penalty, (12) without limiting the other laws excluded above from the coverage of this opinion, securities laws, tax laws, antitrust or trade regulation laws, and antifraud laws, (13) exclusivity, election or accumulation of rights or remedies, (14) any provisions purporting to obligate the Borrower to cause any Person to take or omit to take any action, or (15) limitations on the effectiveness of oral amendments, modifications, consents and waivers, (iv) except as set forth in opinion paragraph 6 above, the creation, continuation or renewal of any security interest or other lien, or (v) the effect of any federal or state fraudulent conveyance or transfer law, including Section 548 of the Bankruptcy Code, as amended, on the opinions set forth above.

G.	We are members of the bar of the State of New York and our opinions are limited to Generally Applicable Law.

H.	No opinion is given as to any Article 9 Collateral constituting as-extracted collateral or timber to be cut or fixtures or goods that are or are to become fixtures.

This letter is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Our opinions expressed in this letter are furnished to you solely and the opinions expressed in this letter may not, without our prior written consent, be relied upon by any person other than you and your successors and permitted assigns under Section 10.4 of the Credit Agreement.

Bank of America, N.A.,

as Administrative Agent

The Lenders

April 10, 2013

This opinion letter speaks only as of the date hereof and is limited to present statutes, regulations and administrative and judicial interpretations. We undertake no responsibility to update or supplement this letter after the date hereof, including in the event of any change of law or fact that may occur after the date of this letter that might affect the opinions expressed herein, including without limitation with respect to any action which may be required in the future to create a valid lien on after acquired property or to perfect or continue the perfection of any security interest, including after a change in the name, identity, corporate structure or location of the Borrower. Further we undertake no responsibility or obligation to you, the Borrower or any affiliates thereof to file financing statements or continuation statements or other documents to perfect or continue the perfection of any security interest.

Very truly yours,

Schedule 1

1.	Amended and Restated Management Agreement with Aberdeen Asset Management Asia Limited, dated April 3, 2009

2.	Amended and Restated Investment Advisory Agreement with Aberdeen Asset Management Asia Limited and Aberdeen Asset Management Limited, dated April 3, 2009

3.	Sub-Advisory Agreement among Aberdeen Asset Management Asia Limited and Aberdeen Asset Managers Limited, dated March 1, 2012

4.	Custodian Contract with State Street Bank and Trust Company dated April 11, 1986

5.	Amendment to Custodian Contract with State Street Bank and Trust Company, dated July 18, 1986

6.	Amendment to Custodian Contract with State Street Bank and Trust Company, dated November 26, 1986

7.	Amendment to Custodian Contract with State Street Bank and Trust Company, dated December 4, 1998

8.	Second Amendment to Custodian Contract with State Street Bank and Trust Company, dated as of July 8, 2005

9.	Amendment to Custodian Contract with State Street Bank and Trust Company, dated as of February 26, 2010

10.	Administration Agreement with Aberdeen Asset Management Inc., dated September 30, 2004

11.	Amendment to Administration Agreement with Aberdeen Asset Management Inc., dated February 1, 2010

12.	Sub-Administration Agreement among Aberdeen Asset Management Inc. and State Street Bank and Trust Company, dated February 26, 2010

13.	Transfer Agency and Service Agreement with Computershare Trust Company, N.A., dated July 23, 2010

EXHIBIT C-2

FORM OF SPECIAL MARYLAND COUNSEL TO BORROWER

April 10, 2013

Bank of America, N.A., as Administrative Agent

One Bryant Park

New York, NY 10036

And the Lenders referred to in the Credit Agreement (as defined below)

Ladies and Gentlemen:

This opinion is furnished in our capacity as special Maryland counsel to Aberdeen Asia-Pacific Income Fund, Inc. (“Borrower”) pursuant to the Credit Agreement dated as of April 10, 2013 (the “Credit Agreement”), among Borrower, and Bank of America N.A., as administrative agent (the “Administrative Agent”) and the lenders from time to time party thereto (the “Lenders”).

We have examined the Credit Agreement, the Security Agreement, dated as of April 10, 2013 (the “Security Agreement”), among the Borrower and Administrative Agent, the Control Agreement, dated as of April 10, 2013 (the “Control Agreement”), among the Borrower, Administrative Agent and State Street Bank and Trust Company, the promissory notes issued by the Borrower and delivered on April 10, 2013 (the “Notes” and collectively with the Credit Agreement, the Security Agreement and the Control Agreement, the “Loan Documents”), the form of UCC Financing Statement naming the Borrower as debtor and the Administrative Agent as secured party (the “Financing Statement”), attached hereto as Exhibit A, to be filed with the Maryland Department of Assessments and Taxation (the “Maryland Filing Office”) and originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of Borrower, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. As to various questions of fact material to this opinion, we have relied upon the certifications, representations and warranties of public officials, officers and representatives of Borrower and upon the content of the Loan Documents. We have not independently established the facts so relied upon.

Bank of America, N.A., as Administrative Agent

And the Lenders referred to in the Credit Agreement (as defined below)

April 10, 2013

A.           Based upon and subject to the foregoing and to the assumptions, qualifications and exceptions hereinafter set forth, it is our opinion that:

1.       Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the State of Maryland and has all requisite corporate authority to conduct its business as it is currently conducted.

2.       The execution, delivery and performance by Borrower of each of the the Loan Documents (a) are within its corporate powers and have been duly authorized by all necessary corporate action, (b) require no consent, approval, authorization of, or other action by, or in respect of, or declaration or filing with, any governmental body, agency or official of the State of Maryland, and (c) will not result in any violation of or constitute a default under, the charter or bylaws of Borrower or under any law, statute, rule or regulation of the State of Maryland of a type typically applicable to Borrower or to transactions of the type contemplated by the Loan Documents. The Borrower has duly executed and delivered the Loan Documents.

3.       Upon the effective filing of the Financing Statement with the Maryland Filing Office, the security interest granted by the Borrower pursuant to the Security Agreement in that property in which a security interest may be created under Title 9 of the Maryland Uniform Commercial Code (the “UCC”) and in which the Borrower has rights or the power to transfer rights (the “UCC Collateral”), as described in the Financing Statement, will be perfected to the extent that a security interest in the UCC Collateral may be perfected by the filing of a financing statement under the UCC.

B.           The foregoing opinions are subject to the following assumptions, qualifications and exceptions:

1.       This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated.

2.       This letter speaks only as of the date hereof and is limited to present Maryland statutes, regulations, and administrative and judicial interpretations. We undertake no responsibility to update or supplement this letter after the date hereof.

3.       This opinion is rendered only to you and is solely for your benefit in connection with the transactions contemplated by the Loan Documents, may not be relied upon by you for any other purpose, and may not be relied upon by any other person for any purpose without our prior written consent other than you and your successors and assigns under Section 10.4 of the Credit Agreement.

Bank of America, N.A., as Administrative Agent

And the Lenders referred to in the Credit Agreement (as defined below)

April 10, 2013

4.       The Loan Documents have been duly authorized, executed and delivered by the parties thereto (other than the Borrower), and the form and content of all documents submitted to as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered. All documents submitted to us as certified or photostatic copies conform to the original documents.

5.       The security interests purported to have been created under the Security Agreement in the UCC Collateral have attached.

6.       In the case of property as to which the security interest attaches after the date hereof, Section 552 of the United States Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the United States Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case.

7.       Continued perfection of any security interest in proceeds is subject to Section 9-315 of the UCC. We express no opinion as to any actions that may be required to be taken periodically under the UCC or other applicable law in order for the effectiveness of financing statements or the validity or perfection of any security interest to be maintained.

8.       We express no opinion as to title to any property or the creation, attachment, perfection or priority of any liens or security interests, except with respect to perfection as specifically set forth in paragraph A.3 above.

9.       We express no opinion on the perfection of any security interest in money, deposit accounts, letter-of-credit rights, letters of credit, fixtures, as-extracted collateral, timber to be cut, property subject to a certificate of title statute or other property in which the perfection of a security interest is governed by federal statute, regulation or treaty.

Bank of America, N.A., as Administrative Agent

And the Lenders referred to in the Credit Agreement (as defined below)

April 10, 2013

10.       We express no opinion as to the enforceability of any security interest as against the competing interests of those third parties who would, in accordance with the provisions of the UCC or other applicable law, take free of any such security interest notwithstanding perfection thereof.

Very truly yours,

/s/ Venable LLP

EXHIBIT D

FORM OF BORROWING REQUEST

Date:                                ,

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of April 7, 2017 (as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Aberdeen Asia-Pacific Income Fund, Inc., a Maryland corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

The undersigned hereby requests (select one):

☐	A Borrowing of Loans	☐ A conversion or continuation of Loans
1.	On (a Business Day).
2.	In the amount of $ .
3.	Comprised of .
[Type of Loan requested]
4.	For LIBOR Loans: with an Interest Period of months.

The Borrowing, if any, requested herein complies with the provisos to the first sentence of Section 2.1 of the Agreement.

[Use the following paragraphs for a Borrowing of Loans]

A reasonably detailed calculation of the Adjusted Asset Coverage, Total Leverage Asset Coverage and Maximum Permitted Borrowing on a pro forma basis immediately after giving effect to the requested Borrowing is attached hereto as Schedule A.

The Borrower hereby certifies that, at the time of requested Borrowing and after giving effect thereto:

(a)       the representations and warranties of the Borrower set forth in each Credit Document to which it is a party shall be true and correct in all respects; and

(b)       no Default shall have occurred and be continuing.

ABERDEEN ASIA-PACIFIC INCOME FUND, INC.

By:
Name:
Title:

SCHEDULE A

Detailed Calculations

EXHIBIT E

ABERDEEN ASIA-PACIFIC INCOME FUND, INC.

CLOSING CERTIFICATE

Reference is made to the Amended and Restated Credit Agreement, dated as of April 7, 2017, among Aberdeen Asia Pacific Income Fund, Inc. (the “Borrower”), the Lenders party thereto and Bank of America, N.A., as Administrative Agent (as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein that are defined in the Credit Agreement shall have the meanings therein defined. This Certificate is being delivered pursuant to Section 5.1(d) of the Credit Agreement.

The undersigned, an authorized representative of the Borrower, hereby certifies that:

1.       I am the duly elected or appointed, as the case may be, and qualified Assistant Secretary of the Borrower.

2.       Attached hereto as Annex A are true, complete and correct copies of each Organization Document of the Borrower, as in effect on the date hereof.

3.       Attached hereto as Annex B are true, complete and correct copies of the resolutions adopted by the Leverage Committee of the Board of Directors (the “Resolutions”) authorizing the execution, delivery and performance of this Credit Agreement and any other Credit Documents and the transactions contemplated by this Credit Agreement and any other Credit Documents.

4.       Attached hereto as Annex C is a certificate of good standing of the Borrower issued by the Secretary of State of Maryland on April [      ], 2017.

5.       Attached hereto as Annex D is a list of persons are duly elected or appointed, as the case may be, and qualified authorized representatives, holding the offices set forth opposite their respective names, and the signatures set forth opposite their respective names are the true signatures of said officers. Such officers are authorized by the Resolutions to act on behalf of the Borrower in connection with the Credit Agreement and the other Credit Documents.

6.       Attached hereto as Annex E is a true, complete and correct copy of the Registration Statement, as in effect on the date hereof.

7.       Attached hereto as Annex F is a true, complete and correct copy of the Custody Agreement (together with all amendments thereto), as in effect on the date hereof.

8.       Attached hereto as Annex G are true, complete and correct copies of the most recent annual and semiannual financial reports of the Borrower.

[Signature page follows.]

IN WITNESSS WHEREOF, I have hereunto set my hand as of this            day of April, 2017.

Name:
Title:

[Remainder of page intentionally left blank.]

I, [        ], hereby certify to the Administrative Agent and the Lenders, on and as of the date hereof, as follows:

1.       That I am a duly elected or appointed, as the case may be, and qualified Vice President of the Borrower.

2.       That [        ] is the duly elected or appointed, as the case may be, and qualified Assistant Secretary of the Borrower.

3.       The representations and warranties of the Borrower set forth in each Credit Document to which it is a party are true and correct in all respects on and as of the Effective Date.

4.       No Default has occurred and is continuing as of the Effective Date or would result from the making of any Loan on the Effective Date or from the application of the proceeds thereof.

5.       After giving effect to the Transactions on the Effective Date, the Borrower shall not have outstanding any Indebtedness or Senior Security, other than Indebtedness and Senior Securities permitted by Section 7. 1 of the Credit Agreement.

6.       The conditions specified in Sections 5.1 and 5.2 of the Credit Agreement have been satisfied

7.       There has been no event or circumstance since October 31, 2016 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect

8.       There is no action, suit, investigation, or proceeding pending, or to the knowledge of the Borrower, threatened in any court or before any arbitrator or governmental authority that could reasonably be expected to have a Material Adverse Effect;

9.       No consents, licenses or approvals are required in connection with the execution, delivery and performance by the Borrower and the validity against the Borrower of the Credit Documents to which it is a party.

[Signature page follows.]

IN WITNESS WHEREOF, I have hereunto set my hand as of this ___ day of April, 2017.

Name:
Title:

Annex A

Organization Documents

Annex B

Resolutions

Annex C

Good Standing Certificate

Annex D

Incumbency and Specimen Signatures

NAME	TITLE	SIGNATURE

Annex E

Registration Statement

Annex F

Custody Agreement

Annex G

Financial Reports

EXHIBIT F

Form of Federal Reserve Form FR U-1

FR U-1 OMB Number 7100-0115 Approval expires January 31, 2018 Page 1 of 2

Board of Governors of the Federal Reserve System
Statement of Purpose for an Extension of Credit Secured by Margin Stock—FR U-1

Name of Bank

This form is required by law (15 U.S.C. §§ 78g and 78w; 12 C.F.R. § 221).	The Federal Reserve may not conduct or sponsor, and an organization (or a person) is not required to respond to, a collection of information unless it displays a currently valid OMB control number.

Instructions

1.	This form must be completed when a bank extends credit in excess of $100,000 secured directly or indirectly, in whole or in part, by any margin stock.

2.	The term “margin stock” is defined in Regulation U (12 C.F.R. § 221) and includes, principally: (1) stocks that are registered on a national securities exchange or any over-the-counter security designated for trading in the National Market System; (2) debt securities (bonds) that are convertible into margin stock; and (3) shares of most mutual funds.

3.	Please print or type (if space is inadequate, attach separate sheet).

Part I

To be completed by borrower(s)

1.   What is the amount of the credit being extended?

2.   Will any part of this credit be used to purchase or carry margin stock?      ☐ Yes    ☐ No

If the answer is "No," describe the specific purpose of the credit.

I (We) have read this form and certify that to the best of my (our) knowledge and belief the information given is true, accurate, and complete, and that the margin stock and any other securities collateralizing this credit are authentic, genuine, unaltered, and not stolen, forged, or counterfeit.

Signed:		Signed:

Borrower's Signature	Date	Borrower's Signature	Date

Print or Type Name		Print or Type Name

This form should not be signed if blank.

A borrower who falsely certifies the purpose of a credit on this form or otherwise willfully or intentionally evades the provisions of Regulation U will also violate Federal Reserve Regulation X, “Borrowers of Securities Credit.”

Public reporting burden for this collection of information is estimated to average 10 minutes per response, including the time to gather and maintain data in the required form and to review instructions and complete the information collection. Send comments regarding this burden estimate or any other aspect of this collection of information, including suggestions for reducing this burden to: Secretary, Board of Governors of the Federal Reserve System, 20th and C Streets, NW, Washington, DC 20551; and to the Office of Management and Budget, Paperwork Reduction Project (7100-0115), Washington, DC 20503.

01/2015

FR U-1 Page 2 of 2

Part II

To be completed by bank only if the purpose of the credit is to purchase or carry margin securities (Part I (2) answered "yes").

1.	List the margin stock securing this credit; do not include debt securities convertible into margin stock. The maximum loan value of margin stock is 50 percent of its current market value under the current Supplement to Regulation U.

No. of shares	Issue	Market price per share	Date and source of valuation (See note below)	Total market value per issue

2.	List the debt securities convertible into margin stock securing this credit. The maximum loan value of such debt securities is 50 percent of the current market value under the current Supplement to Regulation U.

Principal amount	Issue	Market price	Date and source of valuation (See note below)	Total market value per issue

3.	List other collateral including nonmargin stock securing this credit.

Describe briefly	Market price	Date and source of valuation (See note below)	Good faith loan value

NOTE: Bank need not complete fields for Date and source of valuation if the market value was obtained from regularly published information in either a journal of general circulation or an automated quotation system.

Part III

To be signed by a bank officer in all instances.

I am a duly authorized representative of the bank and understand that this credit secured by margin stock may be subject to the credit restrictions of Regulation U. I have read this form and any attachments, and I have accepted the customer’s statement in Part I in good faith as required by Regulation U*; and I certify that to the best of my knowledge and belief, all the information given is true, accurate, and complete. I also certify that if any securities that directly secure the credit are not or will not be registered in the name of the borrower or its nominee, I have or will cause to have examined the written consent of the registered owner to pledge such securities. I further certify that any securities that have been or will be physically delivered to the bank in connection with this credit have been or will be examined, that all validation procedures required by bank policy and the Securities Exchange Act of 1934 (section 17(f), as amended) have been or will be performed, and that I am satisfied to the best of my knowledge and belief that such securities are genuine and not stolen or forged and their faces have not been altered.

Signed:

Bank Officer's Signature	Date

Print or Type Name	Title

* To accept the customer’s statement in good faith, the duly authorized representative of the creditor must be alert to the circumstances surrounding the credit and, if in possession of any information that would cause a prudent person not to accept the statement without inquiry, must have investigated and be satisfied that the statement is truthful. Among the facts which would require such investigation are receipt of the statement through the mail or from a third party.

This form must be retained by the lender for three years after the credit is extinguished.

01/2015

EXHIBIT G

FORM OF COMPLIANCE CERTIFICATE

Date:                ,

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of April 7, 2017 (as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Aberdeen Asia-Pacific Income Fund, Inc., a Maryland corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                                                                               of the Borrower, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on the behalf of the Borrower, and that:

1.            The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the period covering the [quarter ending [fill-in the appropriate quarter-end date] or month ending [fill-in the appropriate month-end date] (the “Statement Date”)].

[Use following paragraph 2 for quarter-end compliance certificates]

2.            A review of the activities of the Borrower during such period has been made under the supervision of the undersigned with a view to determining whether during such period the Borrower performed and observed all its obligations under the Credit Documents, and

[select one:]

[to the best knowledge of the undersigned, during such period the Borrower performed and observed each covenant and condition of the Credit Documents applicable to it, and no Default has occurred and is continuing.]

--or--

[to the best knowledge of the undersigned, during such period the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

[Use following paragraphs 2-10 for month-end compliance certificates]

2.             The financial covenant analyses and information set forth on Schedule A attached hereto are true and accurate on and as of the date of this Compliance Certificate.

3.             The Adjusted Asset Coverage as of the Statement Date is set forth below, reasonably detailed calculations of which appear on Schedule A attached hereto:

Adjusted Asset Coverage

____:1.00 (Minimum requirement is 3.00:1.00)

4.             The Borrower’s Senior Debt as of the Statement Date is not in excess of the Maximum Permitted Borrowing, reasonably detailed calculations of which appear on Schedule A attached hereto.

5.             The Net Asset Value as of the Statement Date is set forth below, reasonably detailed calculations of which (including a list of holdings in the Borrower’s portfolio) appear on Schedule A attached hereto:

Net Asset Value

$____________ (Minimum requirement is $1,000,000,000)

6.             The Total Leverage Asset Coverage as of the Statement Date (or if such date is not a Business Day, the last Business Day of the month in which the Statement Date falls) is set forth below, reasonably detailed calculations of which appear on Schedule A attached hereto:

Total Leverage Asset Coverage

____:1.00 (Minimum requirement is 2.00:1.00)

7.             As of the Statement Date, the value of all Excluded Collateral does not exceed 10% of Total Net Assets.

8.             As of the date hereof, the Borrower has not made and does not maintain any Investment that is inconsistent with the Additional Investment Restrictions, and the Borrower does not maintain any Investment (other than Asset-backed Securities held by the Borrower on the Effective Date) that the Borrower would be prohibited from making on the date hereof; provided that to the extent the Borrower has made or maintains any such prohibited Investment, (A) the Borrower has not maintained any such prohibited Investment for more than 10 Business Days from the date the Borrower had knowledge of the making or maintenance thereof or (B) if any such prohibited Investment (individually or in the aggregate with other prohibited Investments) at any time constitutes 2.5% or more of Total Net Assets, the Borrower has not maintained any such Investment for more than 10 Business Days from the date of the making or maintenance thereof.

9.             As of the date hereof, the Borrower has not entered into any derivative, repo, reverse repo or similar transaction unless (i) the collateral, if any, received or receivable by the Borrower in connection therewith is solely in the form of cash or short-term U.S. treasury securities, and (ii) each counterparty thereto has a minimum senior unsecured unenhanced long term debt rating of at least A- by S&P (or the equivalent rating by another independent rating agency (other than Moody’s) if not so rated by S&P) and at least A3 by Moody’s (or the equivalent rating of another independent rating agency (other than S&P) if not so rated by Moody’s).

10.           Schedule B attached hereto sets forth a list of all Secured Hedging Agreements to which the Borrower is a party on the date hereof, together, in each case, with the Swap Termination Values thereof.

11.           Schedule C attached hereto sets forth a list of all Asset-backed Securities of the Borrower on the date hereof, together, in each case, with the rating assigned thereto by S&P (or by another independent rating agency (other than Moody’s) if not rated by S&P) and the rating assigned thereto by Moody’s (or by another independent rating agency (other than S&P) if not rated by Moody’s).

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of ________________, __________.

ABERDEEN ASIA-PACIFIC INCOME FUND, INC.

By:
Name:
Title:

SCHEDULE A

to the Compliance Certificate

Detailed Calculations

For the Month ended ______________________ (the “Statement Date”)

1.	Adjusted Asset Coverage (Section 7.7(a) of the Credit Agreement)

	(a)	Adjusted Total Net Assets [Worksheet Line II.(F)]	$

	(b)	Adjusted Senior Debt [Worksheet Line I.(E)]	$

	(c)	Adjusted Asset Coverage [(a) / (b)]	:1.00

Minimum Adjusted Asset Coverage required by Section 7.7(a) of the Credit Agreement at any time:	3.00:1.00

2.	Senior Debt not in excess of the Maximum Permitted Borrowing
(Section 7.7(b) of the Credit Agreement)

	(a)	Senior Securities Representing Indebtedness (if amount is zero, then insert one (1))	$

	(b)	Maximum Permitted Borrowing [Worksheet Line IV.(E)]	$

2(a) must not be in excess of 2(b) at any time as required under Section 7.7(b) of the Credit Agreement

3.	Minimum Net Asset Value (Section 7.7(c) of the Credit Agreement)

	(a)	Adjusted Total Net Assets [Worksheet Line II.(F)]	$

	(b)	Adjusted Senior Debt [Worksheet Line I.(E)]	$

	(c)	Net Asset Value [(a)-(b)]	$

3(c) must be greater than $1,000,0000,000 at any time as required by Section 7.9(c) of the Credit Agreement

4.	Total Leverage Asset Coverage (Section 7.7(d) of the Credit Agreement)[1]

	(a)	value of total assets	$

	(b)	all liabilities and indebtedness not represented by Senior Securities	$

	(c)	aggregate amount of Senior Securities Representing Indebtedness	$

	(d)	aggregate of the involuntary liquidation preference of the class of Senior Security which is stock[2]	$

	(e)	Total Leverage Asset Coverage [(a)-(b) / (c)+(d)]	:1.00

Minimum Total Leverage Asset Coverage required by Section 7.7(d) of the Credit Agreement as of the last Business Day of each month:	2.00:1.00

1 Calculate based upon “asset coverage” as defined by Section 18(h) of the ICA (as in effect on the Effective Date) with respect to Senior Securities of the Borrower, determined on the basis of values calculated as of a time within 48 hours next preceding the time of such determination.

2 Amount to which the class of Senior Security would be entitled on involuntary liquidation of the Borrower in preference to a security junior to it.

Worksheet for Detailed Calculations

I.	Adjusted Senior Debt

	(A)	Senior Securities Representing Indebtedness (if amount is zero, then insert one (1))	$

	(B)	the net liabilities (excluding Ordinary Liabilities), if any, of the Borrower under all Hedging Agreements determined based on the related Swap Termination Values	$

	(C)	Secured Liabilities	$

	(D)	Segregated Liabilities	$

	(E)	Adjusted Senior Debt [(A)+(B)+(C)+(D)]	$

II.	Adjusted Total Net Assets

	(A)	“value of the total assets” (within the meaning of the first sentence of Section 18(h) of the ICA) of the Borrower	$

	(B)	Ordinary Liabilities	$

	(C)	Excluded Assets	$

	(D)	Ineligible Asset Value [Worksheet Line III.(K)]	$

	(E)	the excess, if any, of (i) the value of all of the Borrower’s assets that are subject to a Lien (other than Liens referred to in Section 7.2(b), (c), (d), (f), (g) and (h) of the Credit Agreement), or that are otherwise segregated, or that are on deposit to satisfy margin requirements, over (ii) the sum of all Secured Liabilities and all Segregated Liabilities	$

	(F)	Adjusted Total Net Assets [(A)-(B)-(C)-(D)-(E)]	$

III.	Ineligible Asset Value (other than Excluded Assets)

	(A)	the aggregate value of all Illiquid Investments and Level 3 Assets (as reflected on the most recent financial statements of the Borrower delivered pursuant to Section 6.1 of the Credit Agreement) of the Borrower in excess of 10% of Total Net Assets	$

	(B)	the aggregate value of all Asset-backed Securities of the Borrower in excess of 10% of Total Net Assets	$

	(C)	the aggregate value of all Australian Mortgage-backed Securities of the Borrower in excess of 5% of Total Net Assets	$

(D)

the aggregate value of all Investments of the Borrower in Asset-backed Securities other than Asset-backed Securities rated at least AAA by S&P (or the equivalent rating of another independent rating agency (other than Moody’s) if not so rated by S&P) and at least Aaa by Moody’s (or the equivalent rating of another independent rating agency (other than S&P) if not so rated by Moody’s)

$

	(E)	the aggregate value of all Investments of the Borrower issued by any issuer (other than an Exempt Issuer) in excess of 5% of Total Net Assets	$

	(F)	the aggregate value of all Investments of the Borrower issued by one or more issuers formed or otherwise domiciled in any single nation (other than the United States of America, Canada or the Commonwealth of Australia) in excess of (i) in the case of New Zealand, 35% of Total Net Assets, (ii) in the case of South Korea, 30% of Total Net Assets, or (iii) in the case of any other nation, 15% of Total Net Assets	$

	(G)	the aggregate value of all Investments of the Borrower in any single industry (excluding, to the extent included therein, Investments issued by Governmental Issuers) in excess of 25% of Total Net Assets	$

(H)	the aggregate value of all Investments of the Borrower in any Credit Linked Note other than an Eligible Credit Linked Note	$

(I)	the aggregate value of all Investments of the Borrower in all Eligible Credit Linked Notes in excess of 5% of Total Net Assets	$

(J)	the aggregate value of all Investments of the Borrower denominated in the South Korean Won in excess of 25% of Total Net Assets	$

(K)	Ineligible Asset Value [(A)+(B)+(C)+(D)+(E)+(F)+(G)+(H)+(I)+(J)]	$

IV.	Maximum Permitted Borrowing

	(A)	the maximum amount of Senior Debt that the Borrower would be permitted to incur under its Fundamental Policies on the Statement Date	$

	(B)	the maximum amount of Senior Debt that the Borrower would be permitted to incur on the Statement Date under the ICA	$

	(C)	the sum on the Statement Date of (i) 50% of the Maximum Borrowing Value of the Borrower’s Margin Stock (excluding any such Margin Stock that is subject to any Lien (other than a Lien referred to in Section 7.2(b), (c), (d), (f), (g) or (h) of the Credit Agreement), that is segregated or that is on deposit to satisfy margin requirements) as of the Statement Date plus (ii) the Maximum Borrowing Value of the Borrower’s Non-Margin Assets (excluding any such Non-Margin Assets that are subject to any Lien (other than a Lien referred to in Section 7.2(b), (c), (d), (f), (g) or (h) of the Credit Agreement), that are segregated or that are on deposit to satisfy margin requirements) as of the Statement Date	$

	(D)	33.0% of (i) in connection with any Loan, the Pro-forma Borrowing Asset Value, or (ii) in all other cases, the Borrowing Asset Value of the Borrower as of the Business Day immediately preceding the Statement Date	$

(E)	Maximum Permitted Borrowing [the lesser of (A), (B), (C) and (D)]	$

SCHEDULE B

to the Compliance Certificate

List of Secured Hedging Arrangements

SCHEDULE C
to the Compliance Certificate

List of Asset-backed Securities

EXHIBIT J-1

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of April 7, 2017 (as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Aberdeen Asia-Pacific Income Fund, Inc., as Borrower, Bank of America, N.A., as Administrative Agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 3.4(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN (or IRS Form W-8BEN-E, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

Name:

Title:

Date:	, 20[ ]

J -1- 1
U.S. Tax Compliance Certificate

EXHIBIT J-2

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of April 7, 2017 (as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Aberdeen Asia-Pacific Income Fund, Inc., as Borrower, Bank of America, N.A., as Administrative Agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 3.4(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN (or IRS Form W-8BEN-E, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date:	, 20[ ]

J -2- 1
U.S. Tax Compliance Certificate

EXHIBIT J-3

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of April 7, 2017 (as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Aberdeen Asia-Pacific Income Fund, Inc., as Borrower, Bank of America, N.A., as Administrative Agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 3.4(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN (or IRS Form W-8BEN-E, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN (or IRS Form W-8BEN-E, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date:	, 20[ ]

J -3- 1
U.S. Tax Compliance Certificate

EXHIBIT J-4

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of April 7, 2017 (as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Aberdeen Asia-Pacific Income Fund, Inc., as Borrower, Bank of America, N.A., as Administrative Agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 3.4(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Credit Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN (or IRS Form W-8BEN-E, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN (or IRS Form W-8BEN-E, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

Name:

Title:

Date:	, 20[ ]

J -4- 1
U.S. Tax Compliance Certificate